CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Exhibit 10.10

ADOPTED ON July 1st, 2024

(as amended on September 12th, 2024 and December 30, 2024)

CIRCLE INTERNET GROUP, INC.

SHARE AWARD PLAN

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

1	Interpretation	3

2	Grant Of Awards	7

3	Limit On Number Of Plan Shares To Be The Subject Of Awards Under Plan	9

4	SPECIAL OVERSEAS RULES	9

5	Vesting And Exercise Of Awards	10

6	Vesting In Special Circumstances	12

7	Early Vesting As A Consequence Of A Corporate Transaction	15

8	Exchange or Assumption Of Awards On Takeover Or Merger Of Company	18

9	Public Listing	19

10	Lapse Of Awards	19

11	Plan Shares Acquired On Exercise	20

12	Adjustment Of Awards On Reorganisation	20

13	Deductions	20

14	Relationship Of Plan To Contract Of Employment	22

15	Administration Of Plan	23

16	Amendment Of Plan	24

17	Notices	25

18	Personal Data	25

19	Cost Of Plan	26

20	Governing Law	26

21	Arbitration	26

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

CIRCLE INTERNET GROUP, INC.

SHARE AWARD PLAN

1	Interpretation

1.1	In this Plan, unless otherwise specified, the following words and expressions have the following meanings:

“Acquiring Company” means a company which obtains Control of the Company in the circumstances referred to in Section 7.1;

“Acting in Concert” has the meaning given to that expression in section 1 of the Irish Takeover Panel Act, 1997 in its present form or as amended from time to time;

“Adoption Date” means the date of consummation of the Scheme of Arrangement;

“Agreed Retirement” means an Award Holder ceasing to be an Eligible Person where notice of such cessation due to retirement was given by or to the Award Holder prior to the relevant Date of Grant provided however that no notice of such cessation is required to be given where:

(a)	the Award Holder is bound to retire pursuant to his or her contract of employment; or

(b)

the Award Holder has reached normal retirement age under his employer’s pension scheme. For the avoidance of doubt, where an Award Holder’s contract of employment does not specify his contractual retirement date, the Board shall determine that date for the purposes of the Plan;

“Award” means a Conditional Share Award, an Option or a Restricted Share Award;

“Award Certificate” means the certificate issued in respect of the grant of an Award under Section 2.3;

“Award Holder” means an individual who holds a subsisting Award, or where the context permits, his legal personal representatives;

“Auditors” means the auditors for the time being of the Company (acting as experts and not as arbitrators);

“Board” shall mean the Board of Directors of the Company, as constituted from time to time, or if such Board of Directors has appointed an Option Plan Committee (as defined below), such committee authorised to take certain actions as set forth herein, in its charter and as determined by the Board of Directors from time to time;

“Certificate of Incorporation” means the Company’s certificate of incorporation (as the same may be amended, modified, supplemented and/or restated form time to time).

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

“CIFL” means Circle Internet Financial Limited incorporated in Ireland under company number 531058 and having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

“CIFL Scheme Awards” has the meaning set out in Section 3.2;

“Code” shall mean the Internal Revenue Code of 1986 of the United States, as amended, and the rules and regulations promulgated thereunder. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code;

“Conditional Share Award” means a conditional award of Shares in accordance with the Plan;

“Company” means Circle Internet Group, Inc., a Delaware corporation.

“Control” has the meaning given to that word by section 432 of TCA 1997;

“Date of Grant” has the meaning set out in Section 2.3;

“Deductions” means all deductions made in accordance with Section 13.1;

“Eligible Person” means any person who is a director or an employee of the Company or any of its Subsidiaries and any person who is employed as a consultant of the Company or any of its Subsidiaries;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations promulgated thereunder;

“Fair Market Value” means such value as the Board determines, in its sole discretion, to be appropriate for purposes of valuing a Plan Share.

“Financial Year” means a financial year of the Company;

“Fully Diluted Basis” means, in relation to any valuation of shares, that in addition to carrying out the valuation on the basis of the number of outstanding shares of capital stock the Company, the valuation shall take full account of the number of outstanding shares of capital stock if all outstanding Awards and conversion rights over shares in the Company, which are In The Money and capable of being exercised, were to be exercised immediately preceding the valuation;

“Group” means the Company and its Subsidiaries from time to time;

“In The Money” means when the exercise price of an Award is less than (i) the Market Value of a Plan Share; or (ii) in the absence of a valuation, the price a third party will pay to acquire a Plan Share;

“ISO” means an “incentive stock option” described in Section 422(b) of the Code;

“Liquidity Event” means completion of a Liquidation Event as defined under the Certificate of Incorporation.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

“Lock Up Restriction” means any prohibition on the sale of shares during a specified period following the commencement of trading of the Company’s shares on the Stock Exchange which applies to persons who held shares in the Company prior to such commencement of trading;

“Market Value” shall be determined in accordance with Section 13.

“New Award” has the meaning set out in Section 8.1;

“New Plan Shares” has the meaning set out in Section 8.1;

“Nonstatutory Stock Option” means a “stock option” not described in Sections 422(b) of the Code;

“Option” means an option to purchase or subscribe for Plan Shares granted in accordance with the Plan;

“Option Plan Committee” means the compensation committee of the Board of Directors or another committee designated by the Board of Directors to administer the Plan that is composed of one or more directors;

“Option Price” means the price per Share at which Plan Shares must be subscribed on the exercise of an Option as determined pursuant to Section 2.5 hereof;

“Plan” means the Circle Internet Group, Inc. Share Award Plan in its present form or as amended from time to time (and includes any Overseas Sub Plan established by the Board from time to time);

“Plan Shares” means the shares of class A common stock, par value US$0.0001, per share of the Company acquired pursuant to an Award;

“Reorganisation” means any variation in the share capital of the Company, including without limitation a capitalisation issue, rights issue or a sub division, consolidation or reduction in the capital of the Company;

“Restricted Share Award” means an Award of Plan Shares that cannot be assigned, charged, transferred or otherwise disposed of during a specified period, except in the following limited circumstances:

•	on the death of the director or employee,

•	where there is a change in Control or a Reorganisation.

“Scheme of Arrangement” means the Irish court approved scheme of arrangement pursuant to which, effective as of the Adoption Date, all outstanding shares in the capital of CIFL were cancelled and CIFL issued a certain number of voting ordinary shares, nominal value $0.0001 per share, in the capital of CIFL to the Company, as a result of which CIFL became a wholly owned subsidiary of the Company;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

“Shareholders Agreements” means the investors rights agreement, the share sale agreement and the voting agreement each entered into by CIFL and each of the parties thereto on or about and dated as of May 9, 2022, as amended and restated in connection with and effective upon the Scheme of Arrangement to (among other things) provide for the assignment of the rights and obligations of CIFL under such agreements to the Company;

“Shares” means shares of Class A Common Stock, par value US$0.0001 per share, of the Company;

“Subsidiary” has the meaning given to that word in section 155 Companies Act 1963 of Ireland;

“TCA 1997” means Taxes Consolidation Act 1997, of Ireland;

“Vests” in respect of an Award, means when an Award Holder becomes entitled to acquire some or all of the Plan Shares the subject of an Award and the terms “Vest”,

“Vesting”, “Vested” and “Unvested” shall be construed accordingly;

“Winding Up Resolution” has the meaning set out in Section 7.3.

1.2	In the Plan, unless otherwise specified:

(a)	the table of contents and headings are inserted for convenience only and are to be ignored in the interpretation of the Plan;

(b)	a reference to a Section is a reference to a Section of the Plan;

(c)	a reference to writing includes any mode of reproducing words in a legible form and reduced to paper;

(d)	the singular includes the plural and vice-versa and reference to one gender includes all genders;

(e)

a reference to a statute or statutory provision is a reference to any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it and includes any regulations, orders, directions made thereunder;

(f)	in the case of Irish residents, the Interpretation Act 2005 applies to the Plan in the same way as it applies to an enactment;

(g)

in the case of Irish residents, any references to any of the Companies Acts 1963 to 2005 and/or Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009, the Companies (Miscellaneous Provisions) Act 2009, the Companies (Amendment) Act 2012 and/or the Companies (Miscellaneous Provisions) Act 2013 (“Companies Acts”) shall be construed as such Companies Acts and any provision thereof have been amended, replaced and/or consolidated by the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force; and

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(h)	a reference to execution or signing of any document shall include by electronic means (i.e. via DocuSign, Carta or a similar platform).

2	Grant Of Awards

2.1	Types of Awards

The Board may, in its sole discretion, make Awards of one or more of the following: Options, Conditional Share Awards and Restricted Share Awards. The Company shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that the Company shall be responsible for causing any such Subsidiary to comply with the terms of any Award and the Plan.

2.2	Awards granted by Board

Subject to the Plan, the Eligible Persons to whom Awards are granted and the terms of such Awards shall be determined by the Board in its absolute discretion.

2.3	Procedure for grant of Awards and Date of Grant

(a)

Subject to Section 2.3(b), an Award shall be granted by the execution by the Company of a certificate (“Award Certificate”), including, for the avoidance of doubt, by electronic means (i.e. via DocuSign, Carta or a similar platform). The date of grant of the Award shall be the date on which the Board executes the certificate or shall be such other date specified by the Board in their absolute discretion (“Date of Grant”).

(b)

Awards in the form of Options granted pursuant to the UK Sub Plan to this Plan shall be so granted by the Company and the Eligible Person (as defined in the UK Sub Plan) to whom it is to be granted executing an Option Contract (as defined in the UK Sub Plan). The date of grant of the Award shall be the date on which the Option Contract is executed.

2.4	Contents of Award Certificate

An Award Certificate shall state:

(a)	the Date of Grant;

(b)	the number of Shares subject to the Award;

(c)	the Option Price, where the Award is an Option;

(d)	the latest date on which the Award may Vest, which shall not in any event be more than:

(i)	seven years from the Date of Grant in the case of an Irish tax resident Award Holder; or

(ii)	ten years from the Date of Grant in the case of all other Award Holders.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(e)	the latest date on which the Award which is an Option may be exercised if an Award Holder ceases to be employed within the Group in the circumstances set out in Section 6.4.

(f)

in the case of an Award which is an Option (other than Options granted pursuant to the UK Sub Plan), the Award Certificate shall designate an Option as either an ISO or a Nonstatutory Stock Option (provided that an Option shall be a Nonstatutory Stock Option unless the applicable award agreement specifically designates such Option as an ISO);

(g)	the transfer restriction required by Section 2.8;

(h)	whether the Board has resolved that the discretions conferred on it by Section 7 are to apply to the Award;

(i)	conditions relating to Vesting, which may include double or single trigger acceleration provisions at the discretion of the Board;

and shall state, or have attached to it in the form of a schedule, any conditions applicable to the Award. Subject to this Section 2.4, an Award Certificate shall be in such form as the Board may determine from time to time including, for the avoidance of doubt, in an electronic form (i.e. via DocuSign, Carta or a similar platform and the form of Award Certificate used may be adapted, as appropriate, for local law and taxation requirements.

2.5	Option Price

In the case of an Option, the Option Price shall be determined by the Board in its absolute discretion provided that the Option Price shall not be less than the nominal value of a Plan Share.

2.6	Duration of Plan

An Award may not be granted after the tenth anniversary of the Adoption Date.

2.7	Persons to whom Awards may be granted

An Award may not be granted to an individual who is not an Eligible Person at the Date of Grant.

2.8	Awards non-transferable

Subject to Section 6.1 and 7, an Award shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Award Holder purports to transfer, charge or otherwise alienate the Award.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

3	Limit On Number Of Plan Shares To Be The Subject Of Awards Under Plan

3.1	General

The number of Plan Shares which may be the subject of Awards shall be limited as set out in this Section 3. In applying the limits, the computational provisions in Section 3.3 shall apply.

3.2	Maximum number of shares subject to an Award

The maximum number of Plan Shares which may be made the subject of Awards may not exceed a number equal to (i) 73,313,680 less (ii) the number of voting ordinary shares in the capital of CIFL which are subject to awards outstanding under the Amended and Restated Circle Internet Financial Limited Share Award Scheme as of immediately prior to the Adoption Date (“CIFL Scheme Awards”). An Award may be granted so long as it does not result in this limit being exceeded. The Board may establish additional discretionary share award plans or sub-plans (including an incentive stock option for the purpose of the Code) in the future subject to the abovementioned cap on the number of plans shares that can be subject to award plans on or after the Adoption Date.

3.3	Computation

For the purpose of the limits contained in this Section 3:

(a)	the number of Plan Shares under an Award shall be the number of Plan Shares which could be issued on the Vesting of the Award;

(b)	where an Award (or any CIFL Scheme Award) has lapsed, been renounced or otherwise become incapable of Vesting, it shall not be counted towards the limits;

(c)	any Shares committed for issue under an Award shall be taken into account by reference to the Date of Grant of the Award.

3.4	Scaling down

If the grant of an Award would cause any of the limits in this Section 3 to be exceeded, such Award shall take effect as an Award over the maximum number of Plan Shares which does not cause the limit to be exceeded. If more than one Award is granted on the same Date of Grant, the number of Plan Shares which would otherwise be subject to each Award shall be reduced pro rata.

4	SPECIAL OVERSEAS RULES.

4.1

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 2 and Schedule 3 (as applicable) to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of the United States of America, including (without limitation) ISO grants and the rules set out at Section 422(b) of the Code.

4.2

The UK Sub Plan and the Form of Option Contract thereunder adopted by the Board under Section 13.4 and attached at Schedule 4 and Schedule 5, respectively, to this Plan sets out additional conditions/rules/procedures that apply to grants of Options to United Kingdom employees pursuant to the UK Sub Plan, including (without limitation) the rules set out at Schedule 5 of the UK Income Tax (Earnings and Pensions) Act 2003.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4.3

The Second UK Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 6 to this Plan sets out additional conditions/rules/procedures that apply to grants of Conditional Share Awards and Restricted Share Awards to United Kingdom employees pursuant to the Second UK Sub Plan.

4.4

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 7 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of Bermuda.

4.5

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 8 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of Singapore.

4.6

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 9 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of Canada.

4.7

The Irish Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 10 to this Plan sets out additional conditions/rules/procedures that apply to grants of Awards to employees who carry out duties in Ireland.

4.8

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 11 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of Hong Kong.

4.9

The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 12 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are residents of Japan.

5	Vesting And Exercise Of Awards

5.1	Vesting of Awards

(a)

An Award may Vest on one or more occasions and the Board may decide that the number of Plan Shares in respect of which the Award Vests will vary. Subject to Sections 6 and 7, an Award shall Vest and become exercisable on the date or dates specified by the Board.

(b)

If and to the extent that existing shareholders in the Company are subject to restrictions on the exercise of any rights attaching to their shares in the Company as set out in any shareholders’ agreement and/or lock-up arrangement, the Board may require that an Award may not Vest unless the Award Holder executes a deed of adherence in a form acceptable to the Company whereby the Award Holder agrees to be bound by the terms of such shareholders’ agreement and/or lock-up arrangement.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(c)	If it is agreed with an Award Holder that he should transfer his employment to another company in the Group, the Board may, in its absolute discretion, resolve and require that:

(i)

the Vesting of any Unvested part of an Award shall be satisfied by the delivery of such number of fully paid common shares in the capital of the Award Holder’s new employer as shall have the same Market Value on the date of Vesting as any Unvested part of the Award. If the Board does not exercise its discretion pursuant to this Section 5.1(c), the Award shall not lapse but shall continue in force in accordance with its terms; and/or

(ii)

any Plan Shares held by the Award Holder shall be exchanged for such number of fully paid common shares in the capital of the Award Holder’s new employer as shall have the same Market Value on the date of transfer provided however that the Company shall procure the discharge of any tax arising from such exchange.

5.2	Latest date for Exercise of Awards

Subject to the provisions of Sections 6, 7, 8 and 9, no Award shall be capable of being exercised after the seventh anniversary of the Date of Grant in the case of an Irish tax resident Award Holder or tenth anniversary of the Date of Grant in the case of all other Award Holders.

5.3	Award Holder to be employed within the Group on exercise of Award

Subject to Section 6, an Award may be exercised only while the Award Holder is employed within the Group and if an Award Holder ceases to be employed within the Group, any Award granted to him shall lapse immediately. For the avoidance of doubt no Award is capable of being exercised more than seven years from the Date of Grant (in the case of an Irish tax resident Award Holder) or more than ten years from the Date of Grant (in the case of all other Award Holders) notwithstanding the continued employment of the Award Holder after that date provided always that Plan Shares may be delivered to the Award Holder after that date.

5.4	Exercise of Awards

(a)	Subject to the provisions of the Plan, a Vested Award may be exercised in whole or in part at any time or times after its Date of Grant.

(b)

Upon the exercise of an Option in whole or in part the Award Holder shall pay the Option Price to the Company, in accordance with Section 5.4(c), in respect of the number of Shares over which the said Option has been exercised and shall deliver the Award Certificate to the Company and the Company, as soon as practicable after the receipt by it of the Award Certificate and the Option Price payment, shall issue the appropriate number of Plan Shares to the Award Holder and, if appropriate, shall deliver an amended Award Certificate to the Award Holder in respect of any part of the Option that remains unexercised.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(c)

The Board may determine in its sole discretion that any payment required to be made by an Award Holder upon the exercise or vesting of an Award (as the case may be) may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) by net exercise; (5) such other consideration and method of payment, or (6) any combination of the foregoing methods of payment, subject, in each case, to compliance with applicable law.

(d)

In relation to anything done pursuant to the Plan, the Board shall not be under any obligation to procure the transfer of or to transfer Plan Shares to or pay cash to and/or do any other thing in relation to an Award Holder under or in connection with this Plan unless and until the Board is satisfied in regard to compliance with Section 13.

6	Vesting In Special Circumstances

6.1	Death

Notwithstanding Section 5.3, if an Award Holder dies at a time when an Award is still capable of being exercised by him, his legal personal representative or estate may, subject to compliance with Section 5, exercise an unexercised Award (or, as the case may be, that portion of an Award not already exercised) to the extent the Award has Vested as of the date of death provided that such exercise occurs before the earliest of:

(a)	the first anniversary of the date of death;

(b)	the seventh anniversary of the Date of Grant in the case of an Irish tax resident or the tenth anniversary of the Date of Grant in the case of all other Award Holders; and

(c)	such earlier date provided for in the Award Certificate,

and the Award will automatically expire to the extent that it has not been so exercised.

6.2	Injury, disability, redundancy, Agreed Retirement and termination of employment by mutual agreement

Notwithstanding Section 5.3, if an Award Holder ceases to be a director of a company in the Group or ceases to be an employee or consultant employed by the Group before his Award is exercised by reason of:

(a)	injury, ill health or disability;

(b)	redundancy within the meaning of Redundancy Payments Act 1967 to 2007 if the Award Holder were employed in Ireland;

(c)	the Agreed Retirement of the Award Holder;

(d)	the transfer of the undertaking or part-undertaking in which the Award Holder is employed to an entity other than a member of the Group;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(e)	the company by which the Award Holder is employed ceasing to be under the Control of the Company; or

(f)	an agreement between the Award Holder and his employer,

then the Award Holder may, subject to compliance with Sections 5.1 and 5.4, exercise an unexercised Award (or, as the case may be, that portion of an Award not already exercised) to the extent the Award has Vested at that time provided that such exercise occurs before the earliest of:

(g)	the first anniversary of the date on which he will have so ceased to be a director of a company in the Group or ceased to be an employee or consultant employed by the Group;

(h)	the seventh anniversary of the Date of Grant in the case of an Irish tax resident Award holder or the tenth anniversary of the Date of Grant in the case of all other Award Holders; and

(i)	such earlier date provided for in the Award Certificate,

and the Award will automatically expire to the extent that it has not been so exercised.

6.3	Termination of employment by dismissal

If an Award Holder ceases to be employed within the Group:-

(a)	in circumstances justifying the summary dismissal of such Award Holder from his employment; or

(b)	his employer subsequently determines that before the Award Holder’s employment ceased circumstances had arisen in which the Award Holder’s employer was entitled to dismiss the Award Holder summarily;

the Award Holder’s Awards shall lapse immediately and the Board shall not be entitled to exercise any discretion to the contrary.

6.4	Termination of employment by resignation

If an Award Holder ceases to be employed within the Group by reason of such Award Holder’s resignation provided that the circumstances specified in Section 6.3 do not apply then the Award Holder may, subject to compliance with Sections 5.1 and 5.4, exercise an unexercised Award (or, as the case may be, that portion of an Award not already exercised) to the extent the Award has Vested at that time provided that such exercise occurs before the earlier of:

(a)	the date that is three months from the date on which he will have so ceased to be a director of a company in the Group or ceased to be an employee or consultant employed or engaged by the Group;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(b)	the seventh anniversary of the Date of Grant in the case of an Irish tax resident Award Holder or the tenth anniversary of the Date of Grant in the case of all other Award Holders; and

(c)	such earlier date provided for in the Award Certificate,

and the Award will automatically expire to the extent that it has not been so exercised.

6.5	Award Holder relocated abroad

Notwithstanding Sections 5.1 and 5.3, if it is proposed that an Award Holder, while continuing to be employed by the Group, should work in a country other than the country in which he is currently working and, by reason of the change:

(a)	the Award Holder would suffer less favourable tax treatment on the exercise of his Awards; or

(b)

the exercise of his Awards would become subject to a restriction or there would arise some restriction on the ability of the Award Holder to hold or deal in the Plan Shares or the proceeds of sale of the Plan Shares acquired on the exercise of the Awards, the Board may, in its absolute discretion but subject to it having regard to the Award Holder’s contribution to the Company and the performance of the Company, allow his Awards to be exercised at any time during the period beginning one week before the proposed date of his transfer and ending one week after the date of his actual transfer. If the Board does not exercise its discretion in accordance with this Section, the Awards shall not lapse but continue in force in accordance with their terms.

6.6	Meaning of ceasing to be employed by a company in Group

For the purpose of Section 6.2, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with the Company or any Subsidiary or, being a female employee who is absent from work by reason of pregnancy or confinement, she ceases to be entitled to exercise her right to return to work under the Maternity Protection Acts 1994 and 2004 of Ireland.

6.7	Interaction of rules

(a)

If an Award has become capable of exercise under Section 6.2 to 6.5 and, during the period allowed for the exercise of the Award under those Sections, the Award Holder dies, the period allowed for the exercise of the Award shall be the period allowed by Section 6.1.

(b)

If an Award has become capable of exercise under Section 6 and, during the period allowed for the exercise of the Award under Section 6, the Award becomes capable of exercise under Section 7 also (or vice versa), the latest period allowed

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

for the Vesting of the Award shall be the earliest of the period allowed by Section 6 and the period allowed by Section 7.

6.8	Extension of Exercise Period

Notwithstanding Section 6 or the terms of any underlying Award Certificate, the Board or the Option Plan Committee may, in its absolute discretion, extend the period allowed for the exercise of an Award under Section 6.1 to 6.5, as applicable, by such time period as it sees fit (the “Extended Exercise Period”); provided that, the Extended Exercise Period shall terminate on or before the seventh anniversary of the Date of Grant in case of an Irish tax resident Award Holder or the tenth anniversary of the Date of Grant of all other Award Holders.

7	Early Vesting As A Consequence Of A Corporate Transaction

7.1	General offer for Company

Notwithstanding Section 5 but subject to Section 8, if:

(a)

a person, who is not already a shareholder in the Company or a shareholder in a wholly owned subsidiary of a shareholder in the Company, acquires 80% or more of the issued share capital of the Company; or

(b)

a person, who is already a shareholder in the Company or a shareholder in a wholly owned subsidiary of a shareholder in the Company, makes an offer to acquire the entire issued share capital of the Company and such offer is accepted by the holders of 80% of the shares not already owned directly or indirectly by the offeror or an entity related to it, then the Board may in its absolute discretion allow all Awards (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:

(i)

the Board must consider whether to exercise this discretion before the expiry of the period referred to in (ii) below or may exercise this discretion in respect of any Award by so resolving at the time that it grants such Award;

(ii)

the exercise shall take effect on such day as the Board shall determine provided that it shall be before the expiry of two months from the date of the event referred to in (a) or (b) as applicable; and

(iii)	where the Board exercises its discretion in accordance with this Section 7.1, any Awards not so exercised shall lapse.

7.2	Merger, Amalgamation or Consolidation of the Company

Notwithstanding Section 5 but subject to Section 8, if a person is to obtain Control of the Company, or substantially all of the Company’s business and assets, in pursuance of a merger, amalgamation or consolidation of the Company:-

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

then the Board may in its absolute discretion:

(a)	allow all of the Awards (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:

(i)

the Board must consider whether to exercise this discretion before the day preceding the merger, amalgamation or consolidation or may exercise this discretion in respect of any Award by so resolving at the time that it recommends the grant of such Award;

(ii)

the exercise shall be conditional on the happening of the merger, amalgamation or consolidation and shall be deemed to take effect on a day preceding the merger, amalgamation or consolidation as the Board shall determine provided that if the merger, amalgamation or consolidation is not completed, any conditional exercise of an Award shall be of no effect and the Award shall continue to exist;

(iii)

unless otherwise determined by the Board, the number of Plan Shares in respect of which an Award may be exercised under this Section shall be the maximum number of Plan Shares in respect of which the Award may be exercised, whether Vested or Unvested; and

(iv)	where the Board exercises its discretion in accordance with this Section 7.2, any Awards not so exercised shall lapse; or

(b)	resolve that all subsisting Awards shall continue to exist without any adjustment to their terms; or

(c)

resolve that all subsisting Awards are voided and replaced with Awards in the purchaser that causes the change of Control of an equivalent value as determined by the Board in its discretion and as the Auditors shall have confirmed in writing to be, in their opinion, fair and reasonable.

In the event of the Board exercising its absolute discretion in accordance with subparagraph (a) above, the Company shall procure that the relevant proportion of the Shares which are the subject of such Awards as determined by the Board shall be issued or transferred to Award Holders immediately prior to the completion of the merger, amalgamation or consolidation.

7.3	Winding up of Company

Notwithstanding Section 5, if notice is given of a resolution for the voluntary winding up of the Company (the “Winding Up Resolution”), then the Board may, in its absolute discretion, allow all Awards (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:-

(a)

the Board must consider whether to exercise this discretion before the passing of the Winding Up Resolution or may exercise this discretion in respect of any Award by so resolving at the time that it recommends the grant of such Award;

(b)	the exercise shall be conditional on the passing of the Winding Up Resolution and shall take effect on the day the resolution is passed; and

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(c)

unless otherwise determined by the Board the number of Plan Shares in respect of which an Award may be exercised under this Section shall be the maximum number of Plan Shares in respect of which the Award may be exercised, whether Vested or Unvested.

Provided however that if the Winding Up Resolution is not passed, any conditional exercise of an Award shall be of no effect and the Award shall continue to exist.

7.4	Sale of Company’s Business

Notwithstanding Sections 5.1 to 5.3, if a person (other than one of the parties to the Shareholders Agreements) is to acquire 80% or more by value of the business and undertaking of the Company and Subsidiaries then the Board may in its absolute discretion determine that all or part of the Awards shall Vest (in whole or in part) and may be exercised as provided in the relevant Award Certificate on a date determined by the Board.

7.5	Sale of Subsidiary

Notwithstanding Sections 5.1 to 5.3, if a person (other than one of the parties to the Shareholders Agreements) is to acquire any Subsidiary of the Company then the Board may in its absolute discretion determine that all or part of the Award Holder’s Award shall Vest and may be exercised on such date or dates determined by the Board and in making such determination, the Board may determine, to the extent applicable, that the Awards shall Vest (in whole or in part) and may be exercised by reference to the price at which the Subsidiary is sold.

7.6	Investment in the Company or a Subsidiary

Notwithstanding Section 5 and subject to Sections 7.1, if a person (other than one of the parties to the Shareholders Agreements) makes an investment in the Company or a Subsidiary then the Board shall have an absolute discretion to determine that all or part of the Awards shall Vest (in whole or in part) and be exercised on such date or dates as the Board may determine. In making such determination, the Board may determine that the Award shall Vest and may be exercised by reference to the price at which the investment is made in the Company or Subsidiary, as appropriate, provided always that the Board shall have absolute discretion to confine the exercise of its discretion pursuant to this Section to Award Holders who hold office as a director in, or are employed, or retained as a consultant, by, the entity in which the investment is made.

7.7	Meaning of “obtains Control of the Company”

For the purpose of this Section 7, a person shall be deemed to have obtained Control of the Company if he or others Acting In Concert with him have together obtained Control of it.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

7.8	Notification of Award Holders

The Board shall, as soon as reasonably practicable, notify each Award Holder of the occurrence of any of the events referred to in Section 7 and explain how this affects his position under the Plan.

8	Exchange Or Assumption Of Awards On Takeover Or Merger Of Company

8.1	Exchange of Awards

If a person referred to in Section 7.1 or 7.2 is a company (“Acquiring Company”), the Board may by agreement with the Acquiring Company where necessary:

(a)

at any time during the period set out in Section 8.2, require all Award Holders to release their Awards in whole or in part in consideration of the grant to them of a new award (“New Awards”) which are equivalent to the Awards held by them but which relates to shares (“New Plan Shares”) in:

(i)	the Acquiring Company; or

(ii)	a company which has Control of the Acquiring Company; or

(iii)

a company which either is, or has Control of, a company which is a member of a consortium within the meaning of section 410 TCA 1997 which owns either the Acquiring Company or a company having Control of the Acquiring Company; or

(b)

procure or otherwise agree that all of the obligations of the Company pursuant to any outstanding Awards shall, from the time that the Acquiring Company becomes entitled or bound to acquire shares in the Company, be assumed by the Acquiring Company such that (x) those Awards remain in place with the outstanding obligations of the Company thereunder to be fulfilled by the Acquiring Company; and (y) are to be satisfied by equity securities of the Acquiring Company.

8.2	Period allowed for exchange of Awards

The period referred to in Section 8.1(a) is:

(a)	where Section 7.1 applies, the period referred to in that Section; or

(b)	where Section 7.2 applies, the period of six months beginning with the date the merger or division becomes effective

8.3	Meaning of “equivalent”

The New Award shall not be regarded for the purpose of this Section 8 as equivalent to the Award unless:

(a)	the New Award shall be exercisable in the same manner as the Award and shall be subject to the same provisions of the Plan as had effect immediately before the release of the Award;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(b)

the total Market Value of the New Plan Shares which are the subject of the New Award is equal to the total Market Value, immediately after the grant of the New Award, of the Plan Shares under the Award provided however that no New Award shall be required to be granted over a fraction of a New Plan Share; and

(c)

the total amount payable by the Award Holder for the acquisition of the New Plan Shares under the New Award is as nearly as may be equal to the total amount that would have been payable by the Award Holder for the acquisition of the Plan Shares under the Award.

8.4	Date of Grant of New Award

The date of grant of the New Award shall be deemed to be the same as the Date of Grant of the Award.

8.5	Application of Plan to New Award

In the application of the Plan to the New Award, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Award relates and the New Plan Shares respectively, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Circle Internet Group, Inc.

9	Public Listing

In the event of a decision by the Company to seek a listing on a stock exchange for the entire share capital of the Company, then the Board may determine (in its absolute discretion) that all of the Awards shall Vest (in whole or in part) conditionally and become exercisable on the date the listing becomes effective, PROVIDED THAT

9.1	if the listing does not become effective, any conditional Vesting and exercise of Awards shall be of no effect and the Awards shall continue to exist;

9.2	the date of Vesting and exercise of any Awards which Vest and become exercisable conditionally under this Section 9 shall be deemed to be the date upon which listing takes effect; and

9.3

where the Board resolves that only part of an Award shall Vest and become exercisable on a listing becoming effective, the balance of the Awards which remains unexercised shall lapse on the listing becoming effective.

10	Lapse Of Awards

An Award shall lapse on the earliest of:

(a)	subject to Section 6.1, the seventh anniversary of the Date of Grant in the case of an Irish tax resident Award Holder or the tenth anniversary of the Date of Grant in case of all other Award Holders;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(b)	subject to Section 6.1 to 6.4, the Award Holder ceasing to be a director, be employed or retained as a consultant by a company within the Group;

(c)	the date on which it is provided that the Award shall lapse under Section 6.1 to 6.4;

(d)	the date on which a resolution is passed or an order is made by the court for the compulsory winding up of the Company; and

(e)

the date on which the Award Holder becomes bankrupt, enters into a compromise with his creditors generally or, except as permitted by Section 7 purports to transfer, assign or otherwise alienate the Award.

11	Plan Shares Acquired On Exercise

11.1	Rights attaching to Plan Shares

Prior to the exercise of an Award in accordance with these Sections, an Award Holder shall have no rights in respect of any Plan Shares, or their cash equivalent, which are capable of being issued for the benefit of, or paid to, the Award Holder under the relevant Award. Upon a Liquidity Event any Awards which have been exercised shall have the rights set out in the Certificate of Incorporation.

11.2	Availability of Plan Shares

The Company shall at all times use its reasonable endeavours to keep available sufficient authorised but unissued Plan Shares to satisfy the Vesting of all Awards which the Board has determined will be satisfied by the issue of Plan Shares.

12	Adjustment Of Awards On Reorganisation

12.1	Power to adjust Awards

In the event of a Reorganisation, the Vesting conditions may be adjusted in such manner as the Board determines.

12.2	Auditors’ confirmation

An adjustment shall not be made until the Auditors have confirmed in writing to the Board that such adjustment is in their opinion fair and reasonable.

12.3	Notification of Award Holders

The Board shall, as soon as reasonably practicable, notify each Award Holder of any adjustment made under this Section 12. The Board may call in for endorsement or cancellation and re-issue any Award Certificate in order to take account of such adjustment.

13	Deductions

13.1	Deductions otherwise required to be made by Company on behalf of Award Holder

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Where, in relation to an Award granted under the Plan, the Company or any member of the Group (as the case may be) is liable, or is in accordance with current practice believed by the Board to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Award Holder, the Award may not Vest and/or be exercised unless the Board is satisfied that:

(a)

the Award Holder has authorised the sale of some or all of the Plan Shares upon exercise of his Award and the payment to the Company or the member of the Group (as the case may be) of an amount sufficient to discharge the liability from the proceeds of sale thereof); or

(b)	the Award Holder has paid to the Company or the member of the Group (as the case may be) an amount sufficient to discharge the liability, or

(c)

the Award Holder has entered into some other arrangement (including a loan) with the Company or the member of the Group (as the case may be) to ensure that such amount is otherwise available to the Company or the member of the Group (as the case may be).

13.2	Determination of Market Value

(a)

For the purposes of the Plan the market value of Plan Shares shall be determined by an independent valuer selected by the Board provided however that the Board shall have confirmed in writing its agreement with such value (such confirmation not to be unreasonably withheld). In determining the value of any Plan Share, the independent valuer shall not apply any discount to reflect the fact that the Share may only give rise to a minority interest in the Company and furthermore the value shall be determined on a Fully Diluted Basis and as if the Shares were voting shares in the Company with full dividend rights; and/or

(b)

The market value of an Award shall be determined by an independent valuer selected by the Board provided however that the Board shall have confirmed in writing its agreement with such value (such confirmation not to be unreasonably withheld). In determining the value of any Award, the independent valuer shall not apply any discount to reflect the fact that the Award may only give rise to a minority interest in the Company and furthermore the value shall be determined on a Fully Diluted Basis and as if the shares which are the subject of such Award were voting shares in the Company with full dividend rights; or

(c)	If paragraphs (a) and (b) above do not apply, the market value of a Share on any day shall be determined by the Board in accordance with section 548 TCA 1997.

13.3	Execution of Award Certificate by Award Holder

The Board may require an Award Holder to execute a copy of the Award Certificate or some other document in order to bind himself contractually to any such arrangement as is referred to in Section 13.1 and return the executed document to the Board by a specified date. Failure to return the executed document by the specified date shall cause the Award to lapse.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

13.4	Establishment of Sub Plans

The Board may establish (and amend) sub-plans(s) of this Plan for Eligible Persons who are based in certain jurisdictions, including (without limitation) in the United States of America, the United Kingdom and Ireland (“Overseas Sub Plans”). Any Overseas Sub Plan established by the Board shall apply to the grant of any Awards to Eligible Persons based in the relevant jurisdiction after the date of the establishment of such Overseas Sub Plan and shall be in writing. Notwithstanding anything contained in this Plan, the Board is authorised as part of the establishment of an Overseas Sub Plan, to amend the provisions of this Plan as it applies to Eligible Persons who receive their Awards pursuant to an Overseas Sub Plan PROVIDED that such amendments are required in the opinion of the Board (having taken appropriate legal and tax advice in the relevant jurisdiction) for the Overseas Sub Plan to comply with relevant legal requirements of that jurisdiction and/or to make the relevant Sub Plan more tax-efficient for the Company or Eligible Persons based in the that jurisdiction. Overseas Sub Plans have been established under this Section 13.4 are set out in Schedule 2. Additional Overseas Sub Plans have been established by the Board under this Section 13.4, as set out in Schedules 2, 3, 4, 6, 7, 8, 9, 10, 11, and 12.

14	Relationship Of Plan To Contract Of Employment

14.1	Notwithstanding any other provision of the Plan:

(a)	the Plan shall not form part of any contract of employment between the Company or any Subsidiary and an Eligible Employee;

(b)

unless expressly so provided in his contract of employment, an Eligible Person has no right or entitlement to be granted an Award or any expectation that an Award might be made to him, whether subject to any conditions or at all;

(c)

the benefit to an Eligible Person of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d)

the rights or opportunity granted to an Award Holder on the making of an Award shall not give the Award Holder any rights or additional rights and if an Award Holder ceases to be employed within the Group, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him which lapse by reason of his ceasing to be employed within the Group) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(e)

the rights or opportunity granted to an Award Holder on the making of an Award shall not give the Award Holder any rights or additional rights in respect of any pension scheme operated by the Company or any of its Subsidiaries;

(f)

an Award Holder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Plan Shares, or any interest in Plan Shares pursuant to an Award in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

14.2	By accepting the grant of an Award and not renouncing it, an Award Holder is deemed to have agreed to the provisions of this Section 14.

15	Administration Of Plan

15.1	Board responsible for administration

The Board shall be responsible for, and shall have the conduct of, the administration of the Plan. The Board may from time to time make or amend regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Plan.

15.2	Board decision final and binding

The decision of the Board shall be final and binding in all matters relating to the administration of the Plan, including but not limited to the resolution of any ambiguity in the Plan.

15.3	Delegation of Authority

To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Board may delegate some or all of its authority under the Plan, including the authority to grant Options or other Awards (except that such delegation shall not apply to any Award for a person then covered by Section 16 of the Exchange Act) to a committee or subcommittee of the Board, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation.

15.4	Suspension or termination of grant of Awards

The Board may terminate or from time to time suspend the grant of Awards.

15.5	Provision of Information

An Award Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under section 897 of TCA 1997.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

16	Amendment Of Plan

16.1	Power to amend Plan

Subject to Sections 16.2 and 16.3 the Board may from time to time amend all or any provisions of the Plan and any Overseas Sub Plan.

16.2	Amendments to Plan

(a)	An amendment may not be made for the benefit of existing or future Award Holders to the Plan relating to:

(i)	the definitions of “Eligible Person”;

(ii)	the limit on the number of Plan Shares which may be acquired under Award under the Plan;

(iii)	this Section 16.2,

without the prior approval of the Company in general meeting (or the written approval of the holders of more than the majority of the voting shares (greater than 50%) in the capital of the Company).

(b)

Nothing in this Section 16.2 shall prohibit any amendment to the Plan which is of a minor nature and benefits the administration of the Plan or any amendment which is necessary or desirable in order to take account of a change of legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the Plan, the Company or some other member of the Group.

16.3	Termination of the Plan

The Plan may be terminated with the prior approval of (i) the Board and (ii) the Company in general meeting (or the written approval of the holders of more than the majority of the voting shares (greater than 50%) in the capital of the Company).

16.4	Rights of existing Award Holders

An amendment or termination of the Plan may not adversely affect the rights of an existing Award Holder except where the amendment or termination has been approved by the existing Award Holders in such manner as would be required by the Certificate of Incorporation (with appropriate changes) if the Plan Shares subject to their Awards had been issued to them (so that they had become shareholders in the Company) and constituted a separate class of shares. For the avoidance of doubt, nothing in the Plan shall prevent the Board from agreeing the cancellation of an Award in exchange for a payment in cash to the Award Holder.

16.5	Notification of Award Holders

The Board shall, as soon as reasonably practicable, notify each Award Holder of any amendment to the Plan under this Section 16.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

17	Notices

17.1	Notice by Company

Any notice, document or other communication given by, or on behalf of, the Board or the Company to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is employed or retained as a consultant by the Group, or sent through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

17.2	Deceased Award Holders

Any notice, document or other communication so sent to an Award Holder shall be deemed to have been duly given notwithstanding that such Award Holder is then deceased (and whether or not the Board have notice of his death) except where his personal representatives have established their title to the satisfaction of the Board and supplied to the Board an address to which notices, documents and other communications are to be sent.

17.3	Notice to Board or Company

Any notice, document or other communication given to the Board or the Company in connection with the Plan shall be delivered or sent by post to the Company Secretary at the Company’s registered office or such other address as may from time to time be notified to Award Holders but shall not in any event be duly given unless it is actually received at such address.

18	Personal Data

It shall be a term and condition of every Award that an Award Holder agrees and consents to:

18.1

the collection, use and processing of his personal data by any member of the Group or any trustee and the transfer of his personal data to (i) any third party administrator of the Plan (ii) any broker through whom Plan Shares are to be sold on behalf of an Award Holder (iii) any investor in the Company and/or its Subsidiary;

18.2

members of the Group and, if it is not the Company and any trustee or third party administrator of the Plan, transferring the Award Holder’s personal data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Awards and the acquisition of Plan Shares pursuant to such Award;

18.3	the use of personal data by any such person for any such purposes; and

18.4

the transfer to and retention of personal data by third parties (including any situated outside the European Economic Area and in particular the United States of America) for or in connection with such purposes.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

19	Cost Of Plan

The cost of introducing and administering the Plan shall be met by the Company or Subsidiaries whose employees are participating in the Plan. To the extent that the Company meets these costs, the Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary whose employees are participating in the Plan. The Company shall also be entitled, if it wishes, to charge to a Subsidiary the opportunity cost of Plan Shares transferred to an Award Holder employed by the Subsidiary following the Vesting of his Award.

20	Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

21	Arbitration

In the case of an Award Holder based in Ireland, all disputes and differences arising out of this Plan or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Award Holder so affected shall submit to such arbitration.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Schedule 1

1 Template Award Certificate

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Schedule 2

1 US ADDENDUM

TO THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For United States Residents Only)

This Addendum to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply only to Eligible Persons who are residents of the United States of America and who are receiving an Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the United States of America, until such time as the Board amends this Addendum or the Board otherwise provides.

1	Definitions.

1.1	“Addendum” means this Addendum to the Circle Internet Group, Inc. Share Award Plan.

1.2

“Applicable Laws” means the requirements relating to the administration of equity-based awards under United States state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Options are, or will be, granted under the Plan.

1.3	“Code” means the United States Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

1.4

“Employee” means any person, including officers and members of the board of directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a member of the board of directors nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

1.5	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.6

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

1.7	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

1.8	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

1.9	“Securities Act” means the United States Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

1.10	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2

Stock Subject to the Plan. Subject to any limitations set forth in the Plan and further subject to adjustment as provided in Section 7 of this Addendum, the maximum aggregate number of Plan Shares that may be subject to Awards and sold under the Plan pursuant to this Addendum shall not exceed a number equal to (i) 73,313,680 less (ii) the number of voting ordinary shares in the capital of CIFL which are subject to awards outstanding under the Amended and Restated Circle Internet Financial Limited Share Award Scheme as of immediately prior to the Adoption Date.

If an Award (or any CIFL Scheme Award) expires or becomes unexercisable without having been exercised in full, or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased, forfeited or repurchased Plan Shares (or shares underlying any such CIFL Scheme Award) that were subject thereto shall become available for future grant or sale under the Plan and this Addendum (unless the Plan has terminated). However, Plan Shares (or shares underlying a CIFL Scheme Award) that have actually been issued under the Plan under any Award (or under the Amended and Restated Circle Internet Financial Limited Share Award Scheme under any CIFL Scheme Award) shall not be returned to the Plan or Addendum and shall not become available for future distribution under the Plan or Addendum (provided that if Plan Shares (or shares underlying a CIFL Scheme Award) issued pursuant to Restricted Share Awards or Conditional Share Awards are repurchased by the Company or are forfeited to the Company, such Shares (or shares underlying such CIFL Scheme Award) will become available for future grant under the Plan and this Addendum). Notwithstanding the foregoing and, subject to adjustment provided in Section 7 of this Addendum, the maximum number of Plan Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Plan Share number stated in the first paragraph of this Section, plus, to the extent allowable under Code Section 422, any Plan Shares that become available for issuance under the Plan under this second paragraph of this Section.

3	Eligibility. Awards may be granted to Eligible Persons (as defined in the Plan). Incentive Stock Options may be granted only to Eligible Persons who are Employees, as defined in this Addendum.

4	Stock Options.

4.1	Grant of Options. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Options in such amounts as the Board, in its sole discretion, will determine.

4.2

Award Certificate. Each award of an Option will be evidenced by an Award Certificate that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Board, in its sole discretion, will determine.

4.3

Limitations. Each Option will be designated in the Award Certificate as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Option holder during any calendar year (under all plans of the Company and any

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Parent or Subsidiary) exceeds one hundred thousand dollars (US$100,000), such Options will be treated as Nonstatutory Stock Options. Further, notwithstanding such designation, if for any reason an Option will not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option will be regarded as a Nonstatutory Stock Option. For purposes of this Section 4.3, Incentive Stock Options will be taken into account in the order in which they were granted, the Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the applicable U.S. Treasury Regulations promulgated thereunder.

4.4

Term of Option. The term of each Option will be stated in the Award Certificate; provided, however, that the term will be no more than the shorter of: (i) ten (10) years from the date of grant thereof or (ii) the date specified in Section 5.2 of the Plan. In the case of an Incentive Stock Option granted to an Eligible Person who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “10% Holder”), the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Certificate. For purposes of the determination of a 10% Holder, the attribution rules of Code Section 424(d) will be applied in determining stock ownership.

4.5	Option Exercise Price and Consideration.

(a)

Exercise Price. The per Share exercise price for the Plan Shares to be issued pursuant to the exercise of an Option will be determined by the Board, but will be no less than one hundred percent (100%) of the Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who is a 10% Holder, the per Share exercise price will be no less than one hundred ten percent (110%) of the Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 4.5(a), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(b)

Waiting Period and Exercise Dates. At the time an Option is granted, the Board will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c)

Form of Consideration. The Board will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Board will determine the acceptable form of consideration at the time of grant. The consideration for exercising an Option may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Market Value on the date of surrender equal to the aggregate exercise price of the Plan Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Board determines in its

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Plan Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

4.6	Exercise of Option.

(a)

Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Award Certificate.

4.7	Termination of Service. If an Option holder ceases to provide services to the Group, the Option holder may exercise his or her Option to the extent permitted by the Plan and the Award Certificate.

5

Leaves of Absence/Transfer Between Locations. Unless the Board provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. An Award Holder will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Award Holder will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6

Limited Transferability of Awards. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Award Holder, only by the Award Holder. If the Board makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act. Further, during the period the Company is relying upon the exemption from registration provided in Rule 12h-1(f)(1) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) until the Company either (i) becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or (ii) is no longer relying upon the Rule 12h-1(f) Exemption, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (x) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (y) to an executor or guardian of the Award Holder upon the death or disability of the Award Holder, in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may determine to permit transfers to the Company or in connection with a merger of the Company or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f), or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by the Plan and this Addendum.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

7

Adjustments. In the event of variations in the share capital of the Company, adjustments (if any) will be made in accordance with Sections 7, 8 and/or 12 of the Plan, as applicable; provided, however, the Board will make proportionate adjustments to the number of Plan Shares subject to and the exercise price (if any) thereof under each Award in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s equity securities effected without receipt of consideration by the Company, of or on the Company’s class or series of securities underlying the Option.

8

Tax Withholdings. Prior to the delivery of any Plan Shares or payment pursuant to an Award (or exercise or settlement thereof) or such earlier time as any tax withholding obligations are due, the Award Holder will make such arrangements as the Board may require (which may be in cash, Shares, other Awards, other property, net settlement, or any combination thereof) for the satisfaction of any U.S. federal, state, local or non-U.S. withholding tax obligations that may arise with respect to such Award (or exercise or settlement thereof). The Award Holder also will make such arrangements as the Board may require for the satisfaction of any U.S. federal, state, local or non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired pursuant to an Award.

9

Term of Plan. Subject to shareholder approval of the Plan (including this Addendum), the Plan and the Addendum will become effective upon its adoption by the Board. Unless the Plan and/or Addendum are sooner terminated by the Board, Awards may not be granted under the Addendum after the earlier to occur of: (a) date set forth in Section 2.5 of the Plan, and (b) a date more than ten (10) years after the later of (i) the effective date of the Plan, or (ii) the date when the Board approved the most recent increase in the number of Plan Shares reserved under Section 3.2 of the Plan that also was approved by the Company’s shareholders in the manner and to the degree required under Applicable Laws.

10

Code Section 409A. The Addendum, the Plan with respect to Awards granted under the Addendum, and each Award Agreement under the Addendum are intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan or Addendum to the contrary, (a) the Board may amend the Plan, this Addendum or any Award without the consent of the holder thereof if the Board determines that such amendment is required or advisable for the Company, the Plan, this Addendum or any Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard, and (b) to the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

11

Information to Award Holders. Beginning on the earlier of (i) the date that the aggregate number of Award Holders under this Plan and Addendum is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Award Holders pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Award Holders pursuant to Rule 701 under the Securities Act, the Company shall provide to each Award Holder the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Award Holders or by written notice to the Award Holders of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Award Holders agree to keep the information to be provided pursuant to this section confidential. If an Award Holder does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

12

Shareholder Approval. The Plan (including this Addendum) will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan (including this Addendum) is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

13	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Schedule 3

CALIFORNIA ADDENDUM

TO THE CIRCLE INTERNET GROUP, INC.

SHARE AWARD PLAN

(California Participants)

Notwithstanding anything stated to the contrary in the Share Award Plan and US Addendum to the Share Award Plan, this Addendum to the Plan shall apply for purposes of all Awards granted under the Plan to natural persons who are employees, officers, directors and consultants providing services to the Company or its Subsidiaries and reside in California (collectively, the “California Awardees”) until such time as the Stock becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In addition, until such time as the Stock becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, this Addendum shall supersede the terms of any Award Agreement entered into with California Awardees to the extent that the terms of such Award Agreement are inconsistent with this Addendum. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

1	Options.

1.1	Option Term. No Option shall be exercisable after the tenth (10th) anniversary of the date the Option is granted.

1.2

Termination of Employment. In the event that an Award Holder’s employment terminates, such Award Holder may thereafter exercise his, her or its Option, to the extent that it was vested and exercisable on the date of such termination, until the date specified below; provided that, such date is subject to adjustment pursuant to Section 6.8 of the Plan. Any portion of the Option that is not exercisable on the date of termination of such employment shall immediately expire and be null and void. Once any portion of the Option becomes vested and exercisable, the Award Holder’s right to exercise such portion of the Option (or the Award Holder’s representatives and legatees as applicable) in the event of a termination of the Award Holder’s employment shall continue until the earliest of: (i) the date which is: (A) six months following the date on which the Award Holder’s employment terminates due to death or Disability (or such longer period of time as determined by the Board and set forth in the applicable Option Agreement), or (B) 30 days following the date on which the Award Holder’s employment terminates if the termination is due to any other reason (or such longer period of time as determined by the Board and set forth in the applicable Option Agreement), or (ii) the Expiration Date set forth in the Option Agreement; provided that notwithstanding the foregoing, an Option Agreement may provide that if the Award Holder’s employment is terminated for Cause, the Option shall terminate immediately and be null and void upon the date of the Award Holder’s termination and shall not thereafter be exercisable.

As used in this Addendum, the following terms shall have the following meanings:

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

1.3

“Cause” means a dismissal as a result of (i) the commission of any act by the Award Holder constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Award Holder’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board of Directors, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by the Award Holder to follow the directives of the chief executive officer of the Company or any of its Subsidiaries, the Board of Directors, or the board of directors of any of the Company’s Subsidiaries; or (iv) any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Award Holder in connection with the business affairs of the Company or its Subsidiaries. In the event the Award Holder is a party to an employment agreement with the Company or any Subsidiary that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to the Award Holder for purposes of this Agreement and not this definition. The determination as to whether an Award Holder’s employment has been terminated for “Cause” shall be made in good faith by the Board and shall be final and binding on the Award Holder. The foregoing definition does not in any way limit the Company’s ability to terminate an Award Holder’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary or any successor thereto, if appropriate.

1.4	“Disability” means “disability” as defined in Section 422(c) of the Code.

2	All Awards.

2.1

Nontransferability of Awards. No Award shall be transferable by the grantee otherwise than by will, by the laws of descent and distribution, to a revocable trust or as permitted by Rule 701 of the Act.

2.2

Grant Date. No Award shall be granted under the Plan after the date which is ten years from the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s security holders, whichever is earlier.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Schedule 4

UK ADDENDUM

CIRCLE INTERNET GROUP, INC. SHARE OPTION PLAN

UK ADDENDUM TO

THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(FOR UNITED KINGDOM RESIDENTS ONLY)

ADOPTED BY THE BOARD OF DIRECTORS OF CIRCLE INTERNET GROUP, INC. ON [DATE]

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

PART A: INTERPRETATION AND ADMINISTRATION		39

1	DEFINITIONS AND INTERPRETATION	39

2	PURPOSE AND ADMINISTRATION	42

PART B: GRANT OF OPTIONS		42

3	ELIGIBILITY	42

4	GRANT AND ACCEPTANCE OF OPTIONS	42

5	EXERCISE PRICE	43

6	LIMITS ON THE GRANT OF EMI OPTIONS	44

PART C: EXERCISE OF OPTIONS		44

7	EXERCISE OF OPTIONS - GENERAL RULES	44

8	ISSUE OR TRANSFER OF SHARES	45

PART D: AMENDMENTS		46

9	VARIATION OF SHARE CAPITAL	46

10	ALTERATION OF THE UK SUB PLAN	47

PART E: MISCELLANEOUS		48

11	SERVICE OF DOCUMENTS	48

12	JURISDICTION	48

13	THIRD PARTY RIGHTS	48

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

The UK Sub Plan as appended to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply to eligible employees who are resident in the United Kingdom and who are receiving an option pursuant to the UK Sub Plan. Capitalised terms contained herein shall have the meaning given to them in this UK Sub Plan. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the relevant UK legislation, the following terms shall apply to all options granted to residents of the United Kingdom until such time as the Board amends this UK Sub Plan or the Board otherwise provides.

PART A: INTERPRETATION AND ADMINISTRATION

1	DEFINITIONS AND INTERPRETATION

1.1	In this UK Sub Plan:-

“Associated Company” means any company which, in relation to the Company, is an associated company as that term is defined in section 449 of the CTA but with the omission of the words “or at any other time within the preceding 12 months”

“Auditors” has the meaning given in Section 1.1 of the Plan

“Board” has the meaning given in Section 1.1 of the Plan

“Committed Time” has the meaning given in paragraph 26 of Schedule 5

“Companies Act” means the Companies Act 2006

“Company” means Circle Internet Group, Inc., a Delaware corporation

“Control” has the meaning given in Section 1.1 of the Plan

“CSOP Option” has the meaning given in paragraph 5(5) of Schedule 5

“CTA” means the UK Corporation Tax Act 2010

“Date of Grant” means the date on which an Option is granted

“Disqualifying Event” has the meaning given in sections 533 to 539 of ITEPA

“Eligible Employee” means an employee (including an executive director) of the Company, which is a “qualifying company” for the purposes of paragraph 8 of Schedule 5, or any other member of the Group, which is a “qualifying subsidiary” of the Company for the purposes of paragraph 11 of Schedule 5:

(a)	whose Committed Time amounts to:

(i)	at least 25 hours a week; or

(ii)	if less at least 75% of his Working Time; and

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(b)	who has no (and for the purposes of paragraph 28 of Schedule 5, is not regarded as having a) Material Interest in any company in the Group

“Eligible Person” has the meaning given in Section 1.1 of the Plan excluding the words ‘and any person who is employed as a consultant of the Company or any of its Subsidiaries’

“EMI Option” means an Option which satisfies the conditions of Schedule 5 at the time the Option is granted

“Employer’s NICs” means, in the UK, secondary Class I NICs or, in any other jurisdiction, social security contributions (or other similar taxes) arising on an Option Gain

“Exercise Price” means the price per Share payable on the exercise of an Option “Group” means the Company and any company which is for the time being a Subsidiary

“HMRC” means Her Majesty’s Revenue and Customs

“ITA” means the Income Tax Act 2007

“ITEPA” means the UK Income Tax (Earnings and Pensions) Act 2003

“Material Interest” has the meaning given in paragraphs 29 to 30 of Schedule 5 for the purposes of paragraph 28 of Schedule 5

“NICs” means, in the UK, National Insurance Contributions or, in any other jurisdiction, social security contributions (or other similar taxes)

“N.I. Regulations” means the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs

“Option” means a right to acquire Shares granted in accordance with, and subject to, a UK Sub Plan which has not lapsed

“Option Contract” means a contract granting an Option executed jointly by the Company and the Optionholder substantially in the form set out in the Schedule to this UK Sub Plan or such other form not inconsistent with the UK Sub Plan as the Board may determine

“Option Gain” means a gain realised on the exercise or release of, or the acquisition of Shares pursuant to, an Option, being a gain that is treated as derived from an Optionholder’s employment by virtue of section 4(4)(a) of the SSCBA

“Optionholder” means a person who has been granted an Option or, if that person has died and where the context requires, his Personal Representatives

“Optionholder’s Employer” means such member of the Group as is an Optionholder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability

“Option Shares” means the Shares over which an Option subsists

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

“Option Tax Liability” means, in relation to an Optionholder, any liability of an Optionholder’s Employer to account to HMRC or any other tax authority for any amount of, or representing, income tax or NICs (which shall, to the extent so determined pursuant to Section 4.2.2 include Employer’s NICs) or any equivalent charge in the nature of tax or social security contributions (whether under the laws of the United Kingdom or otherwise) which may arise on or connection with the grant, vesting, exercise or release of, or the acquisition of Shares pursuant to, an Option, including any charge arising under Part 7A ITEPA in relation to an Option

“Share Capital” means the issued share capital of the Company, other than capital the holders of which have a right to a dividend at a fixed rate but have not other right to share in the Company’s profits

“PAYE Regulations” means the regulations made under section 684 of ITEPA

“Personal Representatives” means the personal representatives of an Optionholder (being either the executors of the Optionholder’s will or, if he dies intestate, the duly appointed administrator(s) of his estate) who have produced to the Company evidence of their appointment as such

“Schedule 5” means Schedule 5 of ITEPA

“Plan Shares” has the meaning given in Section 1.1 of the Plan

“Shares” has the meaning given in Section 1.1 of the Plan

“SSCBA” means the UK Social Security Contributions and Benefits Act 1992

“Subscription Option” means a right to subscribe for Shares granted in accordance with, and subject to, the provisions of this UK Sub Plan

“Subsidiary” means any company which is for the time being a subsidiary (as defined in section 1159 of the UK Companies Act 2006) of the Company

“UK” means United Kingdom

“UK Sub Plan” means the provisions of the Circle Internet Group, Inc. Share Option Plan (which applies to eligible employees who are resident in the UK and/or who receive an Option pursuant to the UK Sub Plan) as set out in Schedule 4 to the Plan and amended from time to time

“Vest” has the meaning given in Section 1.1 of the Plan

“Working Time” has the meaning given in paragraph 27 of Schedule 5

1.2

References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed).

1.3	Words and expressions used in this UK Sub Plan and in the ancillary documents which are not defined in this Section 1 have the meanings they bear for the purposes of ITEPA.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

1.4

Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted and shall include all subordinate legislation made form time to time under that statute or statutory provision.

1.5	Words denoting the masculine gender shall include the feminine.

1.6	Words denoting the singular shall include the plural and vice versa.

1.7	References to sections are to the sections of this UK Sub Plan and no account should be taken of the section headings which have been inserted for ease of reference only.

2	PURPOSE AND ADMINISTRATION

2.1

The Board may from time to time make and vary such rules and regulations not inconsistent with this UK Sub Plan and establish such procedures for its administration and implementation as they think fit.

2.2

If any question, dispute or disagreement arises as to the interpretation of this UK Sub Plan or of any rules, regulations or procedures relating to it or as to any question or right arising from or related to this UK Sub Plan, the decision of the Board shall be final and binding upon all persons.

2.3

The cost of introducing and administering the UK Sub Plan shall be met by the Company or Subsidiaries whose employees are participating in the Plan. To the extent that the Company meets these costs, the Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary whose employees are participating in the UK Sub Plan. The Company shall also be entitled, if it wishes, to charge to a Subsidiary the opportunity cost of Plan Shares transferred to an Optionholder employed by the Subsidiary following the Vesting of his Option.

PART B: GRANT OF OPTIONS

3	ELIGIBILITY

3.1	Subject to the following provisions of this Section 3, the Board shall have an absolute discretion as to the selection of persons to whom Options may be granted.

3.2	An Option may only be granted to an Eligible Person.

3.3	An Option intended to qualify as an EMI Option may only be granted to an Eligible Employee.

4	GRANT AND ACCEPTANCE OF OPTIONS

4.1	An Option shall be granted by the Company and the Eligible Person to whom it is to be granted executing an Option Contract.

4.2	By executing an Option Contract, the Optionholder shall:

4.2.1	indemnify the Company and (if different) the Optionholder’s Employer against any liability they may have to account for any Option Tax Liability;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4.2.2

if the Board so determine in relation to any Option, agree with and undertake to the Company and, if different, the Optionholder’s Employer that the Optionholder’s Employer may recover from the Optionholder the whole or any part of any Employer’s NICs payable in respect of any Option Gain;

4.2.3	agree and consent to:

(a)

the collection, use and processing of his personal data by any member of the Group, any Associated Company or any trustee and the transfer of his personal data to (i) any third party administrator of the Plan (ii) any broker through whom Plan Shares are to be sold on behalf of an Optionholder (iii) any investor in the Company and/or a Subsidiary;

(b)

members of the Group, any Associated Company or any trustee or third party administrator of the Plan or any brokers, transferring the Optionholder’s personal data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Options and the acquisition of Plan Shares pursuant to such Option;

(c)	the use of personal data by any such person for any such purposes; and

(d)

the transfer to and retention of personal data by third parties (including any situated outside the European Economic Area and in particular the United States of America) for or in connection with such purposes.

4.2.4

agree to join, if requested to do so, with the Optionholder’s Employer in making an election as mentioned in section 431 of ITEPA for the full or partial disapplication of Chapter 2 of Part 7 ITEPA (restricted securities) in the form set out in Appendix 2 to the Option Contract (or in such other form as the Board may specify from time to time) (a “Section 431 Election”).

4.2.5	for an Option intended to qualify as an EMI Option, declare that he meets the requirements of paragraph 26 of Schedule 5 in relation to that Option insofar as his Committed Time amounts to:

(a)	at least 25 hours a week; or

(b)	if less, at least 75% of his Working Time.

5	EXERCISE PRICE

5.1	Subject to Section 5.2 and any adjustment made pursuant to Section 9, the Exercise Price shall be specified by the Board at the Date of Grant.

5.2	The Exercise Price in respect of a Subscription Option shall not (except as mentioned in Section 9.1.4(b)) be less than the nominal value of a Share.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6	LIMITS ON THE GRANT OF EMI OPTIONS

6.1

An EMI Option may only be granted to an Eligible Employee to the extent that the total market value of the shares which the Eligible Employee can acquire on the exercise of EMI Options or CSOP Options granted to him by reason of his employment with:

6.1.1	any member of the Group; or

6.1.2	any two or more members of the Group,

does not exceed £250,000 or such other limit as is specified from time to time in paragraph 5 of Schedule 5. Any Option shall not be an EMI Option if, immediately before it is granted, the total market value of shares which can be acquired on the exercise of his share options falling within this Section 6.1 already exceeds £250,000 or such other limit as is specified from time to time in paragraph 5 of Schedule 5.

6.2

If an Eligible Employee has been granted EMI options over shares with a total market value of £250,000 (or such other amount as may be specified by paragraph 6 of Schedule 5 at the relevant time) by reason of his employment with any one or more members of the Group, whether or not those EMI options have been exercised or released, any further Option granted to that Eligible Employee by reason of his employment with any member of the Group shall not be an EMI Option if the Date of Grant of such Option falls within the period of three years after the date of grant of the latest of the EMI options which are counted for the purposes of such limit.

6.3

An EMI Option may only be granted to an Eligible Employee to the extent that any such grant would not cause the limit of £3 million (or such other limit as is specified in paragraph 7 of Schedule 5 from time to time) on the total market value of Shares which are the subject of unexercised EMI options to be exceeded. If the grant of an Option causes that limit to be exceeded, paragraph 7(3) of Schedule 5 shall apply, and if the grant of two or more Options at the same time causes that limit to be exceeded, paragraphs 7(4) and 7(5) of Schedule 5 shall apply so that any such Options shall qualify as EMI options under Schedule 5 to the extent permitted by those provisions. Any Option shall not be an EMI Option if, immediately before it is granted, the total market value of Shares which can be acquired on the exercise of unexercised EMI Options already exceeds £3 million or such other limit as is specified in paragraph 7 of Schedule 5 from time to time.

6.4	For the purposes of this Section 6, market value shall be determined as at the relevant dates of grant and in accordance with paragraphs 5(6) – (8), 55 and 56 of Schedule 5.

PART C: EXERCISE OF OPTIONS

7	EXERCISE OF OPTIONS - GENERAL RULES

7.1	During his lifetime, only the individual to whom an Option is granted may exercise that Option.

7.2	An Option may not be exercised on any occasion if the exercise would not be in compliance with the law or any regulation with the force of law.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

7.3	It is a condition of exercise that the Optionholder agrees to indemnify the Company and the Optionholder’s Employer in respect of any Option Tax Liability.

7.4	An Option may not be exercised if the Optionholder, having been required to do so, has not entered into a Section 431 Election (see Section 4.2.4).

7.5

Subject to adjustment in accordance with Section 6.8 of the Plan, an Option shall only be exercisable within such time period, in such manner and in such circumstances, as specified in the applicable Option Contract.

7.6

Notwithstanding the provisions of this UK Sub Plan and of any Option Contract, no Option shall be exercisable later than the day immediately preceding the tenth anniversary of the Date of Grant, and for the avoidance of doubt, an Option shall lapse and cease to be exercisable no later than such date to the extent not exercised.

8	ISSUE OR TRANSFER OF SHARES

8.1

Subject to Section 8.2, within the period of 30 days beginning with the date on which the Company receives a notice of exercise which complies with the procedures set out in the relevant Option Contract, the Company shall issue, transfer or procure the issue or transfer to the Optionholder of such number of Shares as is specified in the notice.

8.2

Shares may not be issued or transferred pursuant to the exercise of an Option on any occasion if such issue or transfer would not be in compliance with the law or any regulation within the force of law.

8.3

If the Company is restricted from issuing, transferring or procuring the issue or transfer of Shares by reason of any statutory, regulatory or other legal provision or rule or any other applicable requirement or guidance which relates to dealings in Shares by directors or employees or any member of the Group, the Company shall not be obliged to issue, transfer or procure the issue or transfer of Shares in consequence of an Option exercise until after all such restrictions are lifted and shall then do so within 30 days.

8.4	Subject to Section 8.6, as soon as reasonably practicable after the issue or transfer of any Shares pursuant to Sections 8.1 or 8.3, the Company shall procure:-

8.4.1

the issue to the Optionholder of a definitive share certificate or such other acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred; and

8.4.2

if the Option remains partially unexercised, that either the relevant Option Contract is amended so as to indicate the number of Shares in respect of which the Option subsists, or that the Optionholder is issued with a new Option Contract which contains all the information which would have been contained in such amended Option Contract.

8.5

The allotment or transfer of any Shares under this UK Sub Plan shall be subject to the Certificate of Incorporation and to any necessary consents of any governmental or other authorities (whether in the United Kingdom or otherwise) under any enactments or regulations from time to time in force. It shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

8.6

Some or all of the Shares acquired upon the exercise of an Option may, if the Optionholder so requests, be issued or transferred to a nominee of the Optionholder PROVIDED THAT beneficial ownership of such Shares shall be Vested in the Optionholder.

8.7

All Shares issued or transferred under this UK Sub Plan shall rank equally in all respects with the Shares then issued except for any rights attaching to such other Shares by reference to a record date preceding the date of the issue or transfer of the Shares acquired on the exercise of the Options.

PART D: AMENDMENTS

9	VARIATION OF SHARE CAPITAL

9.1

If the Share Capital is altered by way of capitalisation or rights issue, sub-division, consolidation or reduction, or in the event of a demerger, or if there is any other variation in the share capital of the Company, the Board may in respect of any Option make such adjustment as they consider appropriate:-

9.1.1	to the aggregate number or description of Option Shares; and/or

9.1.2	to the Exercise Price; and/or

9.1.3

if an Option has been exercised but no Shares have been issued or transferred in accordance with Sections 8.1 or 8.2, to the number or description of Shares which may be so issued or transferred and the Exercise Price; and/or

9.1.4	to the Vesting conditions,

PROVIDED THAT:-

(a)	in the case of an EMI Option no such adjustment should be made if the effect of the adjustment would be to affect the aggregate value of the Option Shares;

(b)

except insofar as the Board (on behalf of the Company) agree to capitalise the Company’s reserves and apply the same at the time of exercise in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price of any Subscription Option shall not be reduced below a Share’s nominal value;

(c)	the number of Shares as so adjusted has been rounded down to the nearest whole number and the Exercise Price has been rounded up to the nearest whole penny;

(d)

for the avoidance of doubt, the Board may make an adjustment even if such adjustment is a Disqualifying Event for EMI purposes and/or may be regarded by HMRC as the release of the Option and the grant of a replacement share option which lacks EMI tax advantages; and

(e)	an adjustment shall not be made until the Auditors have confirmed in writing to the Board that such adjustment is in their opinion fair and reasonable.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

9.2	Details of any adjustment shall be given to any affected Optionholders as soon as reasonably practicable.

10	ALTERATION OF THE UK SUB PLAN

10.1	Power to amend UK Sub Plan

Subject to Sections 10.2 and 10.3, the Board may from time to time amend all or any of the provisions of the UK Sub Plan.

10.2	Amendments to UK Sub Plan

(a)	An amendment may not be made for the benefit of existing or future Optionholders to the UK Sub Plan relating to:

(i)	the definitions of “Eligible Person”;

(ii)	the limit on the number of Plan Shares which may be acquired under Option under the Plan;

(iii)	this Section 10.2,

without the prior approval of the Company in general meeting (or the written approval of the holders of more than the majority of the voting shares (greater than 50%) in the capital of the Company).

(b)

Nothing in this Section 10.2 shall prohibit any amendment to those Sections which is of a minor nature and benefits the administration of the UK Sub Plan or any amendment which is necessary or desirable in order to take account of a change of legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants in the UK Sub Plan, the Company or some other member of the Group.

10.3	Termination of the UK Sub Plan

The UK Sub Plan may be terminated with the prior approval of (i) the Board and (ii) the Company in general meeting (or the written approval of the holders of more than the majority of the voting shares (greater than 50%) in the capital of the Company).

10.4	Rights of existing Optionholders

An amendment or termination of the UK Sub Plan may not adversely affect the rights of an existing Optionholder except where the amendment or termination has been approved by the existing Optionholders in such manner as would be required by the Certificate of Incorporation (with appropriate changes) if the Plan Shares subject to their Options had been issued to them (so that they had become shareholders in the Company) and constituted a separate class of shares. For the avoidance of doubt, nothing in these Sections shall prevent the Board from agreeing the cancellation of an Option in exchange for a payment in cash to the Optionholder.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

10.5	Notification of Optionholders

The Board shall, as soon as reasonably practicable, notify each Optionholder of any amendment to the UK Sub Plan under this Section 10.

PART E: MISCELLANEOUS

11	SERVICE OF DOCUMENTS

11.1	Notice by Company

Any notice, document or other communication given by, or on behalf of, the Board or the Company to any person in connection with the UK Sub Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is employed by the Group, or sent through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

11.2	Deceased Optionholders

Any notice, document or other communication so sent to an Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Board have notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Board and supplied to the Board an address to which notices, documents and other communications are to be sent.

11.3	Notice to Board or Company

Any notice, document or other communication given to the Board or the Company in connection with the UK Sub Plan shall be delivered or sent by post to the Company Secretary at the Company’s registered office or such other address as may from time to time be notified to Optionholders but shall not in any event be duly given unless it is actually received at such address.

12	JURISDICTION

12.1

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the UK Sub Plan and any Option granted under it shall be governed by the laws of the State of Delaware. The Courts of the State of Delaware shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the UK Sub Plan. The jurisdiction agreement contained in this Section 12 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Option and not renouncing it, an Optionholder is deemed to have agreed to submit to such jurisdiction.

12.2

All disputes and differences arising out of this UK Sub Plan or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Optionholder so affected shall submit to such arbitration.

13	THIRD PARTY RIGHTS

Except as otherwise expressly stated to the contrary, neither this UK Sub Plan nor the UK Contracts (Rights of Third Parties) Act 1999 shall have the effect of giving any third party rights under this UK Sub Plan or any Option, and that Act shall not apply to this UK Sub Plan or any Option.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Schedule 5

FORM OF OPTION CONTRACT

DATED 20[ ]

(2) CIRCLE INTERNET GROUP, INC.

- AND -

(3) [OPTIONHOLDER]

[EMI]* SHARE OPTION CONTRACT pursuant to Schedule 3 of the

Circle Internet Group, Inc. Share Award Plan

* Delete if not an EMI option

THIS OPTION CONTRACT is made on [   ] 20[   ]

BETWEEN:-

(1)	CIRCLE INTERNET GROUP, INC., a Delaware corporation (the “Company”);and

(2)	[EMPLOYEE] of [address] (the “Optionholder”).

1	DEFINITIONS AND INTERPRETATION

1.1	In this Option Contract:-

“Acting in Concert” has the meaning given in Section 1.1 of the Plan

“Acquiring Company” means a company which has acquired Control of the Company

“Associated Company” means any company which, in relation to the Company, is an associated company as that term is defined in section 449 of the CTA except that, for the purposes of this Option Contract, the section shall have effect with the omission of the words “or at any other time within the preceding 12 months”

“Auditors” has the meaning given in Section 1.1 of the Plan

“Board” has the meaning given in Section 1.1 of the Plan

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

[”Committed Time” has the meaning given in paragraph 26 of Schedule 5]1

“Companies Act” means the UK Companies Act 2006

“Control” has the meaning given in Section 1.1 of the Plan

“CTA” means the UK Corporation Tax Act 2010

“Date of Grant” means the date of this Option Contract

“Disqualifying Event” has the meaning given in sections 533 to 539 of ITEPA

[“EMI Option” means an Option which satisfies the conditions of Schedule 5]22

“Employer’s NICs” means in the UK secondary Class I NICs or, (in any other jurisdiction, social security contributions (or other similar taxes) arising on an Option Gain

“Exchange of Options” means the grant to the Optionholder, in consideration of the release of his rights under this Option, of rights to acquire shares in the Acquiring Company being rights which are:-

(a)	in the opinion of the Board, substantially equivalent to his rights under this Option; and

(b)	on terms approved by the Board (having regard to the requirements of Part 6 of Schedule 5 where the new options are to be treated for the purposes of the EMI Code as a replacement option)

“Exercise Price” means the price per Share payable on the exercise of this Option

“Group” means the Company and any company which is for the time being a Subsidiary

“HMRC” means Her Majesty’s Revenue and Customs

“ITEPA” means the UK Income Tax (Earnings and Pensions) Act 2003

“Market Value” means such value as the Board determines, in its sole discretion, to be appropriate for purposes of valuing a Plan Share

“NICs” means in the UK, National Insurance Contributions or, in any other jurisdiction, social security contributions (or other similar taxes)

“N.I. Regulations” means the laws, regulations and practices currently in force relating to liability for, and the collection of, NICs

“Option Gain” means a gain realised on the exercise or release of, or the acquisition of Shares pursuant to, this Option, being a gain that is treated as derived from the Optionholder’s employment by virtue of section 4(4)(a) of the SSCBA

[1]	Delete if not an EMI Option
[2]	Delete if not an EMI Option

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

“Optionholder’s Employer” means such member of the Group as is the Optionholder’s employer or, if he has ceased to be employed within the Group, was his employer or such other member of the Group, or other person as, under the PAYE Regulations or, as the case may be, the N.I. Regulations, or any other statutory or regulatory enactment (whether in the United Kingdom or otherwise) is obliged to account for any Option Tax Liability

“Option Shares” means the Shares over which this Option subsists

“Option Tax Liability” means, in relation to an Optionholder, any liability of the Optionholder’s Employer to account to HMRC or any other tax authority for any amount of, or representing, income tax nature of tax or social security contributions (whether under the laws of the United Kingdom or otherwise) which may arise on or connection with the grant, vesting, exercise or release of, or the acquisition of Shares pursuant to, an Option, including any charge arising under Part 7A ITEPA in relation to an Option

“PAYE Regulations” means the regulations made under section 684 of ITEPA

“Personal Representatives” means the personal representatives of the Optionholder (being either the executors of his will or, if he dies intestate, the duly appointed administrator(s) of his estate) who have produced to the Company evidence of their appointment as such

[”Schedule 5” means Schedule 5 of ITEPA]1

“Plan” means the Circle Internet Group, Inc. Share Option Plan, as amended from time to time

“Plan Shares” has the meaning given in Section 1.1 of the Plan

“Shares” has the meaning given in Section 1.1 of the Plan

“Shareholders Agreements” has the meaning given in Section 1.1 of the Plan

“SSCBA” means the UK Social Security Contributions and Benefits Act 1992

“Subsidiary” means any company which is for the time being a subsidiary (as defined in section 1159 of the UK Companies Act) of the Company

“UK Sub Plan” means the provisions of the Circle Internet Group, Inc. Share Option Plan (which applies to eligible employees who are resident in the UK and/or who receive an Option pursuant to the UK Sub Plan) as set out in Schedule 4 to the Plan and amended from time to time

“Vest” has the meaning given in Section 1.1 of the Plan

[”Working Time” has the meaning given in paragraph 27 of Schedule 5]2

1.2	Words and expressions used in this Option Contract and in the ancillary documents which are not defined in this Section 1 or the UK Sub Plan have the meanings they bear for the purposes of ITEPA.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

1.3

Any reference to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted and shall include all subordinate legislation made from time to time under that statutory provision.

1.4	Words denoting the masculine gender shall include the feminine.

1.5	Words denoting the singular shall include the plural and vice versa.

1.6	1.6 References to sections are to sections of this Agreement and no account should be taken of headings which have been inserted for ease of reference only.

2	GRANT OF SHARE OPTION

2.1

The Company HEREBY GRANTS to the Optionholder the right, exercisable only subject to and in accordance with the terms and conditions set out in this Option Contract and the UK Sub Plan, to acquire a maximum of [  ] Shares at an Exercise Price of [ ] per Share (this “Option”).

2.2	This Option has been granted pursuant to, and in accordance with, the UK Sub Plan.

2.3	A copy of the UK Sub Plan is available for viewing, on request from the Company Secretary.

3	STATUS AS AN EMI OPTION

3.1	This Option has been granted on terms intended to qualify this Option as an EMI Option.

3.2

The Optionholder agrees, and shall complete a declaration in the form set out in Appendix to this Option Contract (or such other form as the Board may specify from time to time), that he meets the requirements of paragraph 26 of Schedule 5 in relation to this Option insofar as his Committed Time amounts to:

3.2.1	at least 25 hours a week; or

3.2.2	if less, at least 75% of his Working Time

3.3	The Optionholder’s Employer shall notify HMRC of this Option within 92 days of the Date of Grant, as required by Schedule 5.

3.4

Although it is intended that this Option should qualify as an EMI Option no warranty is given by the Company that this Option does in fact qualify as an EMI Option nor that it will continue to so qualify up until the time when the Optionholder exercises this Option.

3.5

There may be restrictions on the transfer of Shares contained in the Certificate of Incorporation. A copy of the Certificate of Incorporation as at the Date of Grant is available from the Company Secretary on request.

3.6

Nothing in this Option Contract shall be taken to impose any restriction or limitation upon the exercise by the members of the Company of their rights to make any alteration to the Certificate of Incorporation or the share capital of the Company.][3]

[3]	Delete Rule 3 if not an EMI Option.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4	VESTING AND EXERCISE OF OPTIONS

4.1	Vesting of Options

4.1.1	Subject to Sections 5 and 6, this Option shall Vest and become exercisable as follows:

(a)	[set out conditions relating to Vesting, which may include double or single trigger acceleration provisions at the discretion of the Board]

(b)	[set out [performance] conditions attaching to the Option]

4.1.2

If and to the extent that existing shareholders in the Company are subject to restrictions on the exercise of any rights attaching to their shares in the Company as set out in any shareholders’ agreement and/or lock-up arrangement, the Board may require that this Option may not Vest unless the Optionholder executes a deed of adherence in a form acceptable to the Company whereby the Optionholder agrees to be bound by the terms of such shareholders’ agreement and/or lock-up arrangement.

4.1.3	If it is agreed with the Optionholder that he should transfer his employment to another company in the Group, the Board may, in its absolute discretion, resolve and require that:

(a)

the Vesting of any Unvested part of this Option shall be satisfied by the delivery of such number of fully paid common shares in the capital of the Optionholder’s new employer as shall have the same Market Value on the date of Vesting as any Unvested part of the Option. If the Board does not exercise its discretion pursuant to this Section 4.1.3(a), this Option shall not lapse but shall continue in force in accordance with its terms; and/or

(b)

any Plan Shares held by the Optionholder shall be exchanged for such number of fully paid common shares in the capital of the Optionholder’s new employer as shall have the same Market Value on the date of transfer provided however that the Company shall procure the discharge of any tax arising from such exchange.

4.2	Latest date for Exercise of Options

This Option may not in any event be exercised later than the day immediately preceding the tenth anniversary of the Date of Grant and for the avoidance of doubt this Option shall lapse and cease to be exercisable no later than such date to the extent not exercised.

4.3	Optionholder to be employed within the Group on exercise of Option

Subject to Section 5, this Option may be exercised only while the Optionholder is employed within the Group and if an Optionholder ceases to be employed within the Group, this Option shall lapse immediately.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4.4	Exercise of Options

4.4.1

Subject to the provisions of the Plan, a Vested Option may be exercised in whole or in part (being 100 Shares or a multiple thereof or less if the exercise in question is a final exercise) at any time or times after its Date of Grant.

4.4.2

Upon the exercise of an Option in whole or in part the Optionholder shall pay the Exercise Price to the Company in respect of the number of Shares over which the Option has been exercised and shall deliver the notice of exercise (as attached at Appendix 3 or in such other form as the Board so determines) to the Company and the Company, as soon as practicable after the receipt by it of the notice of exercise and the Exercise Price, shall issue the appropriate number of Plan Shares to the Optionholder and if appropriate, shall deliver an amended Option Contract to the Optionholder in respect of the part of the Option that remains unexercised.

4.4.3

In relation to anything done pursuant to the Plan, the Board shall not be under any obligation to procure the transfer of or to transfer Plan Shares to or pay cash to and/or do any other thing in relation to the Optionholder under or in connection with this Plan unless and until the Board is satisfied in regard to compliance with Section 12.

5	VESTING IN SPECIAL CIRCUMSTANCES[4]

5.1	Death

Notwithstanding Section 4.3, if the Optionholder dies at a time when the Option is still capable of being exercised by him, his Personal Representatives may, subject to compliance with Section 4, exercise the unexercised Option (or, as the case may be, that portion of the Option not already exercised) to the extent this Option has Vested as of the date of death provided that such exercise occurs before the earlier of:

5.1.1	the first anniversary of the date of death; and 5.1.2 the tenth anniversary of the Date of Grant and this Option will automatically expire to the extent that it has not been so exercised.

5.2	Injury, disability, redundancy and termination of employment by mutual agreement

Notwithstanding Section 4.3, if the Optionholder ceases to be a director of a company in the Group or ceases to be an employee employed by the Group before this Option is exercised by reason of:

5.2.1	injury, ill health or disability;

5.2.2	redundancy;

5.2.3	the transfer of the undertaking or part-undertaking in which the Optionholder is employed to an entity other than a member of the Group;

5.2.4	the company by which the Optionholder is employed ceasing to be under the Control of the Company; or

[4]

EMI tax advantages are restricted if an EMI Option is not exercised within 90 days of a Disqualifying Event (except in the case of the death of an Optionholder, whereby an EMI Option may be exercised within 12 months from the date of death).

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

5.2.5	an agreement between the Optionholder and his employer,

then the Optionholder may, subject to compliance with Sections 4.1 and 4.4, exercise the unexercised Option (or, as the case may be, that portion of the Option not already exercised) to the extent this Option has Vested at that time provided that such exercise occurs before the earlier of:

(a)	the first anniversary of the date on which he will have so ceased to be a director of a company in the Group or ceased to be an employee employed by the Group; and

(b)	the tenth anniversary of the Date of Grant and this Option will automatically expire to the extent that it has not been so exercised.

5.3	Termination of employment by dismissal

If the Optionholder ceases to be employed within the Group:

5.3.1	in circumstances justifying the summary dismissal of the Optionholder from his employment; or

5.3.2	his employer subsequently determines that before the Optionholder’s employment ceased circumstances had arisen in which the Optionholder’s employer was entitled to dismiss the Optionholder summarily this Option shall lapse immediately and the Board shall not be entitled to exercise any discretion to the contrary.

5.4	Termination of employment by resignation

If the Optionholder ceases to be employed within the Group by reason of the Optionholder’s resignation, provided that the circumstances specified in Section 5.3 do not apply then the Optionholder may, subject to compliance with Sections 4.1 and 4.4, exercise the unexercised Option (or, as the case may be, that portion of this Option not already exercised) to the extent this Option has Vested at that time provided that such exercise occurs before the earlier of:

5.4.1	the tenth anniversary of the Date of Grant; and

5.4.2	[(insert the latest date on which this Option may be exercised if the Optionholder ceases to be employed within the Group in the circumstances set out in this Section 5.4)] and this Option will automatically expire to the extent that it has not been so exercised.

5.5	Optionholder relocated abroad[5]

Notwithstanding Sections 4.1 and 4.3, if it is proposed that the Optionholder, while continuing to be employed by the Group, should work in a country other than the country in which he is currently working and, by reason of the change:

[5]	Note, that the tax treatment of the EMI Option may be affected if the Optionholder relocates abroad.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

5.5.1	the Optionholder would suffer less favourable tax treatment on the exercise of his Options; or

5.5.2

the exercise of this Option would become subject to a restriction or there would arise some restriction on the ability of the Optionholder to hold or deal in the Plan Shares or the proceeds of sale of the Plan Shares acquired on the exercise of this Option, the Board may, in its absolute discretion but subject to it having regard to the Optionholder’s contribution to the Company and the performance of the Company, allow this Options to be exercised at any time during the period beginning one week before the proposed date of his transfer and ending one week after the date of his actual transfer. If the Board does not exercise its discretion in accordance with this Section, this Option shall not lapse but continue in force in accordance with their terms.

5.6	Meaning of ceasing to be employed by a company in Group

For the purpose of Section 5.2, the Optionholder shall not be treated as ceasing to be employed by the Group until he no longer holds any office or employment in or with the Company or any Subsidiary or, being a female employee who is absent from work by reason of pregnancy or confinement, she ceases to be entitled to exercise her statutory right to return to work.

5.7	Interaction of rules

5.7.1

If this Option has become capable of exercise under Section 5.2 to 5.5 and, during the period allowed for the exercise of the Option under those provisions, the Optionholder dies, the period allowed for the exercise of the Option shall be the period allowed by Section 5.1.

5.7.2

If this Option has become capable of exercise under Section 5 and, during the period allowed for the exercise of the Option under Section 6, the Option becomes capable of exercise under Section 6 also (or vice versa), the latest period allowed for the Vesting of the Option shall be the earliest of the period allowed by Section 5 and the period allowed by Section 6.

6	EARLY VESTING AS A CONSEQUENCE OF A CORPORATE TRANSACTION[6]

6.1	General offer for Company

Notwithstanding Section 4 but subject to Section 7, if:

6.1.1

a person, who is not already a shareholder in the Company or a shareholder in a wholly owned subsidiary of a shareholder in the Company, acquires 80% or more of the issued share capital of the Company; or

6.1.2

a person, who is already a shareholder in the Company or a shareholder in a wholly owned subsidiary of a shareholder in the Company, makes an offer to acquire the entire issued share capital of the Company and such offer is accepted by the holders of 80% of the shares not already owned directly or indirectly by the offeror or an entity related to it,

[6]	See footnote 8 above.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

then the Board may in its absolute discretion allow this Option (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:

(a)

the Board must consider whether to exercise this discretion before the expiry of the period referred to in (b) below or may exercise this discretion in respect of this Option by so resolving at the time that it grants the Option;

(b)	the exercise shall take effect on such day as the Board shall determine provided that it shall be before the expiry of two months from the date of the event referred to in Section 6.1.1; and

(c)	where the Board exercises its discretion in accordance with this Section 6.1, this Option, to the extent not so exercised shall lapse.

6.2	Merger, Amalgamation or Consolidation of the Company

Notwithstanding Section 4 but subject to Section 7, if a person is to obtain Control of the Company, or substantially all of the Company’s business and assets, in pursuance of a merger, amalgamation or consolidation of the Company:

then the Board may in its absolute discretion:

6.2.1	allow this Option (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:

(a)

the Board must consider whether to exercise this discretion before the day preceding the merger or division or may exercise this discretion in respect of this Option by so resolving at the time that it recommends the grant of this Option;

(b)

the exercise shall be conditional on the happening of the merger or division and shall be deemed to take effect on a day preceding the merger or division as the Board shall determine provided that if the merger or division is not completed, any conditional exercise of this Option shall be of no effect and the Option shall continue to exist;

(c)

unless otherwise determined by the Board, the number of Plan Shares in respect of which an Option may be exercised under this Section shall be the maximum number of Plan Shares in respect of which the Option may be exercised, whether Vested or Unvested; and

(d)	where the Board exercises its discretion in accordance with this Section 6.2, any Options not so exercised shall lapse; or

6.2.2	resolve that all subsisting Options shall continue to exist without any adjustment to their terms; or

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6.2.3

resolve that all subsisting Options are voided and replaced with Options in the purchaser that causes the change of Control of an equivalent value as determined by the Board in its discretion and as the Auditors shall have confirmed in writing to be, in their opinion, fair and reasonable.

In the event of the Board exercising its absolute discretion in accordance with Section 6.2.1, the Company shall procure that the relevant proportion of the Shares which are the subject of this Option as determined by the Board shall be issued or transferred to the Optionholder immediately prior to the completion of the merger, amalgamation or consolidation.

6.3	Winding up of Company

Notwithstanding Section 4, if notice is given of a resolution for the voluntary winding-up of the Company (the “Winding Up Resolution”) , then the Board may, in its absolute discretion, allow this Option (whether Vested or Unvested) to be exercised in whole or in part in accordance with the following:

6.3.1

the Board must consider whether to exercise this discretion before the passing of the Winding Up Resolution or may exercise this discretion in respect of this Option by so resolving at the time that it recommends the grant of this Option;

6.3.2	the exercise shall be conditional on the passing of the Winding Up Resolution and shall take effect on the day the resolution is passed; and

6.3.3

unless otherwise determined by the Board the number of Plan Shares in respect of which this Option may be exercised under this Section shall be the maximum number of Plan Shares in respect of which the Option may be exercised, whether Vested or Unvested.

Provided however that if the Winding Up Resolution is not passed, any conditional exercise of this Option shall be of no effect and the Option shall continue to exist.

6.4	Sale of Company’s Business

Notwithstanding Sections 4.1 to 4.3, if a person (other than one of the parties to the Shareholders Agreements) is to acquire 80% or more by value of the business and undertaking of the Company and Subsidiaries then the Board may in its absolute discretion determine that all or part of this Option shall Vest (in whole or in part) and may be exercised as determined by the Board and notified to the Optionholder.

6.5	Sale of Subsidiary

Notwithstanding Sections 4.1 to 4.3, if a person (other than one of the parties to the Shareholders Agreements) is to acquire any Subsidiary of the Company then the Board may in its absolute discretion determine that all or part of this Option shall Vest and may be exercised on such date or dates determined by the Board and in making such determination, the Board may determine, to the extent applicable, that this Option shall Vest (in whole or in part) and may be exercised by reference to the price at which the Subsidiary is sold.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6.6	Investment in the Company or a Subsidiary

Notwithstanding Section 4 and subject to Sections 6.1, if a person (other than one of the parties to the Shareholders Agreements) makes an investment in the Company or a Subsidiary then the Board shall have an absolute discretion to determine that all or part of this Option shall Vest (in whole or in part) and be exercised on such date or dates as the Board may determine. In making such determination, the Board may determine that the Option shall Vest and may be exercised by reference to the price at which the investment is made in the Company or Subsidiary, as appropriate, provided always that the Board shall have absolute discretion to apply the exercise of its discretion pursuant to this Section to the Optionholder only if he holds office as a director in, or is employed by, the entity in which the investment is made.

6.7	Meaning of “obtains Control of the Company”

For the purpose of this Section 6, a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

6.8	Notification of Optionholders

The Board shall, as soon as reasonably practicable, notify the Optionholder of the occurrence of any of the events referred to in Section 6 and explain how this affects his position under the Plan.

7	EXCHANGE OF OPTIONS ON TAKEOVER OR MERGER OF COMPANY[7]

7.1	Exchange of Options

If a person referred to in Section 6.1 or 6.2 is a company (“Acquiring Company”), the Board may by agreement with the Acquiring Company where necessary, at any time during the period set out in Section 7.2, require all Optionholders to release this Option in whole or in part in consideration of the grant to him of a new option (“New Options”) which are equivalent to this Option but which relates to shares (“New Plan Shares”) in:

7.1.1	the Acquiring Company; or

7.1.2	a company which has Control of the Acquiring Company; or

7.1.3

a company which either is, or has Control of, a company which is a member of a consortium within the meaning of section 410 Taxes Consolidation Act 1997 which owns either the Acquiring Company or a company having Control of the Acquiring Company.

7.2	Period allowed for exchange of Options The period referred to in Section 7.1 is

7.2.1	where Section 6.1 applies, the period referred to in that Section; or

[7]

Note that if an EMI Option is granted, certain legislative requirements have to be met in order to retain EMI tax advantages if an EMI Option is exchanged pursuant to Section 7 of this Option Contract.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

7.2.2	where Section 6.2 applies, the period of six months beginning with the date the merger or division becomes effective.

7.3	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Section 7 as equivalent to this Option unless:

7.3.1	the New Option shall be exercisable in the same manner as this Option and shall be subject to the same provisions of the UK Sub Plan as had effect immediately before the release of this Option;

7.3.2

the total Market Value of the New Plan Shares which are the subject of the New Option is equal to the total Market Value, immediately after the grant of the New Option, of the Plan Shares under this Option provided however that no New Option shall be required to be granted over a fraction of a New Plan Share; and

7.3.3

the total amount payable by the Optionholder for the acquisition of the New Plan Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Optionholder for the acquisition of the Plan Shares under this Option.

7.4	Date of Grant of New Option

The date of grant of the New Option shall be deemed to be the same as the Date of Grant of this Option.

7.5	Application of Plan to New Option

In the application of the UK Sub Plan to the New Option, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Plan Shares respectively, save that in the definition of “Board” the reference to “Company” shall be read as if it were a reference to Circle Internet Group, Inc.

8	PUBLIC LISTING

In the event of a decision by the Company to seek a listing on a stock exchange for the entire share capital of the Company, then the Board may determine (in its absolute discretion) that this Option shall Vest (in whole or in part) conditionally and become exercisable on the date the listing becomes effective, PROVIDED THAT

8.1.1	if the listing does not become effective, any conditional Vesting and exercise of this Option shall be of no effect and the Option shall continue to exist;

8.1.2	the date of Vesting and exercise of this Option which Vests and becomes exercisable conditionally under this Section 8 shall be deemed to be the date upon which listing takes effect; and

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

8.1.3

where the Board resolves that only part of this Option shall Vest and become exercisable on a listing becoming effective, the balance of the Option which remains unexercised shall lapse on the listing becoming effective.

9	LAPSE OF OPTIONS

9.1	This Option shall lapse on the earliest of:

9.1.1	subject to Section 5.1, the tenth anniversary of the Date of Grant;

9.1.2	subject to Sections 5.1 to 5.4, the Optionholder ceasing to be a director or, be employed by a company within the Group;

9.1.3	the date on which it is provided that this Option shall lapse under Sections 5.1 to 5.4;

9.1.4	the date on which a resolution is passed or an order is made by the court for the compulsory winding up of the Company; and

9.1.5

the date on which the Optionholder becomes bankrupt, enters into a compromise with his creditors generally or, except as permitted by Section 6 purports to transfer, assign or otherwise alienate this Option.

10	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

10.1	Notwithstanding any other provision of the UK Sub Plan:

10.1.1	the UK Sub Plan shall not form part of any contract of employment between the Company or any Subsidiary and the Optionholder;

10.1.2

unless expressly so provided in his contract of employment, the Optionholder has no right or entitlement to be granted an Option or any expectation that an Option might be granted to him, whether subject to any conditions or at all;

10.1.3

the benefit to the Optionholder of participation in the UK Sub Plan (including, in particular but not by way of limitation, this Option or any other Options held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable;

10.1.4

the rights or opportunity granted to the Optionholder on the grant of this Option shall not give the Optionholder any rights or additional rights and if the Optionholder ceases to be employed within the Group, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the UK Sub Plan (including, in particular but not by way of limitation, this Option or any other Options held by him which lapse by reason of his ceasing to be employed within the Group) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

10.1.5

the rights or opportunity granted to the Optionholder on the grant of this Option shall not give the Optionholder any rights or additional rights in respect of any pension scheme operated by the Company or any of its Subsidiaries;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

10.1.6

the Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Plan Shares, or any interest in Plan Shares pursuant to this Option in consequence of the loss or termination of his office or employment with the Company or any present or past Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

10.2	By accepting the grant of an Option and not renouncing it, the Optionholder is deemed to have agreed to the provisions of this Section 10.

10.3

[The Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of the occurrence of any Disqualifying Event or of any other act or omission, whether by the Company or otherwise, whereby this Option loses its status as an EMI Option.][8]

11	NON-TRANSFERABILITY OF OPTION

11.1	During his lifetime only the Optionholder may exercise this Option.

11.2	This Option shall immediately lapse and cease to be exercisable if the Optionholder:-

11.2.1	transfers or assigns it (other than to his Personal Representatives), or mortgages, charges or otherwise disposes of it;

11.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the UK Insolvency Act 1986;

11.2.3	makes or proposes a voluntary arrangement under the UK Insolvency Act 1986, or any other scheme or arrangement in relation to his debts, with his creditors or any section of them; or

11.2.4	is not, or ceases for any other reason (except his death) to be, the legal or beneficial owner of the Option.

12	TAX INDEMNITY

12.1	The Optionholder hereby agrees to indemnify the Company and the Optionholder’s Employer in respect of any Option Tax Liability.

12.2	[The Optionholder hereby agrees with and undertakes to the Company and the Optionholder’s Employer that the Optionholder’s Employer may recover from the Optionholder the whole of any Employer NICs.]

12.3

Where, in relation to this Option, the Company or any member of the Group (as the case may be) is liable, or is in accordance with current practice believed by the Board to be liable, to account for any Option Tax Liability, the Option may not Vest and/or be exercised unless the Board is satisfied that:

[8]	Delete if not an EMI Option

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

12.3.1

the Optionholder has authorised the sale of some or all of the Plan Shares upon exercise of his Option and the payment to the Company or the member of the Group (as the case may be) of an amount sufficient to discharge the liability from the proceeds of sale thereof); or

12.3.2	the Optionholder has paid to the Company or the member of the Group (as the case may be) an amount sufficient to discharge the liability, or

12.3.3

the Optionholder has entered into some other arrangement (including a loan) with the Company or the member of the Group (as the case may be) to ensure that such amount is otherwise available to the Company or the member of the Group (as the case may be).11

13	[RESTRICTED SECURITIES

The Optionholder hereby agrees that, if and when he is requested to do so, he shall enter into a joint election with the Optionholder’s Employer as mentioned in section 431 of ITEPA for the full or partial disapplication of Chapter 2 (restricted securities) of Part 7 of ITEPA in the form set out in Appendix 2 to this Option Contract or such other form as the Board may specify from time to time.]

14	POWER OF ATTORNEY

14.1	The Optionholder appoints the Company Secretary or any director of the Company to be the Optionholder’s lawful attorney for the purpose of:

14.1.1	executing, in the Optionholder’s name and on the Optionholder’s behalf, a restricted securities election (as referred to in Section 13); and

14.1.2

selling (at the best price which can reasonably be obtained at the time of sale) such number of the Shares to which the Optionholder becomes entitled upon the exercise of this Option as is necessary to enable the Company to procure payment to the Optionholder’s Employer out of the net proceeds of sale of the Shares (after deducting fees, commissions and expenses incurred in relation to the sale) an Note that any UK legal consequences will have to be ascertained prior to entering into a loan pursuant to Section 12.3.3 of this Option Contract. amount sufficient to satisfy the indemnity referred to in Section 12 and paying such monies to the Optionholder’s Employer.

14.2

This power of attorney is given by way of security for the performance of the Optionholder’s obligations contained in Sections 12 and 13, and is irrevocable in accordance with section 4 of the UK Powers of Attorney Act 1971.

15	COUNTERPARTS

This Option Contract may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Option Contract but all of the counterparts together shall constitute but one and the same instrument.

EXECUTED as a Deed (but not delivered until     )

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

dated) by CIRCLE INTERNET GROUP INC. acting by:-

Board

Board/Secretary

)

SIGNED as a Deed (but not delivered ) until dated)

by ) [EMPLOYEE] )

in the presence of:-

Signature of witness:

Name of witness:

Address:

Occupation:

NB: the witness must be over 18, not related to the Optionholder by blood or marriage, and not a director of the Company

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Appendix 1

1 WORKING TIME DECLARATION9

The Circle Internet Group, Inc. Share Option Plan (the “UK Sub Plan”)

To:	The Company Secretary, Circle Internet Group, Inc.

I, [insert full name of Optionholder], hold an option granted on [insert date of grant] over a maximum of [insert number] shares at an exercise price of [insert exercise price per share].

I declare that I work for [Circle Internet Group, Inc., the company whose shares are the subject of this option] OR [insert name of subsidiary company of Circle Internet Group, Inc. by whom the Optionholder is employed], a qualifying subsidiary of Circle Internet Group, Inc.]10 for at least:

☐ 25 hours a week

☐ 75% of my working time

(tick one box only)

Signature (Employee)	Date

Signed declaration to be available for inspection by HMRC

[9]	Only to be completed if an EMI Option
[10]	Complete and delete as appropriate

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Appendix 2

1	JOINT ELECTION UNDER S431 ITEPA 2003 FOR FULL OR PARTIAL DISAPPLICATION OF CHAPTER 2 INCOME TAX (EARNINGS AND PENSIONS) ACT 2003

One Part Election

1. Between

the Employee	[insert name of employee]

whose National Insurance Number is	[insert NINO]

and the Company (who is the Employee’s employer)	[insert name of company]

of Company Registration Number	[insert CRN]

2. Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities      (insert number)

Description of securities    [Common shares] in Circle Internet Group, Inc.

Name of issuer of securities  Circle Internet Group, Inc.

* acquired by the Employee on [insert date]

* to be acquired by the Employee between [dd/mm/yyyy] and [dd/mm/yyyy]

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

* to be acquired by the Employee after	(insert date) under the terms of Schedule 4 of the Circle Internet Group, Inc. Share Award Plan (*delete as appropriate)

4. Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities

5. Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

Signature (Employee)	Date

Signature (for and on behalf of the Company)	Date

Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Appendix 3

1 NOTICE OF EXERCISE OF OPTION

The Circle Internet Group, Inc. Share Option Plan (the “UK Sub Plan”)

To:	The Company Secretary, Circle Internet Group, Inc.

1. I hereby exercise my Option granted on     (insert date) in respect of all/ * of the Shares over which the Option subsists, and request the allotment or transfer to me of those Shares in accordance with the terms of the Option Contract, the provisions of the UK Sub Plan and the Certificate of Incorporation.

Payment of Option Tax Liability

2. I understand that, as a result of the exercise of the Option, an Option Tax Liability may arise which it is a condition of the Option’s exercise that I make arrangements to satisfy. I wish to meet any such Option Tax Liability by:-

2.1 authorising my employer or former employer to deduct the necessary amount from my next salary payment under the PAYE procedure;

2.2 paying the Company the amount necessary to cover the Option Tax Liability within 14 days of my receiving details of the Option Tax Liability from the Company; or

2.3 agreeing to the Company selling, on my behalf, sufficient of my Option Shares so that the net proceeds of sale will cover the Option Tax Liability and I hereby authorise such sale.

Please tick the box for your preferred payment method.

If you do not tick any box, or if you tick more than one box, the Company, your employer or former employer (as appropriate) will first seek to withhold an amount sufficient to cover the Option Tax Liability from your next salary payment, and if the Option Tax Liability cannot then be satisfied in full the Company will sell sufficient of your Shares to meet the Option Tax Liability.

Name (block letters)         Signature

Address              Date

*Delete/insert number as appropriate.

NOTES:-

1.

Except where alternative arrangements have been approved by the Company, this form must be accompanied by a remittance for the Exercise Price for the Shares in respect of which the Option is exercised.

2.

If the Option is exercised by executors of the Optionholder, either an office copy of the Probate, or, if the grant of Probate has not yet been obtained, a certified copy of the will and the death certificate should accompany this form. If the Optionholder died intestate, and the Option is exercised by the administrators of his estate, an office copy of the Letters of Administration should accompany this form.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

3.

Under current tax rules, a charge to income tax and NICs may arise when this Option is exercised. It is a condition of exercise of the Option that you will be required to enter into arrangements to ensure that any such Option Tax Liability [including any liability to Employer’s NICs][11] will be borne by, and recovered from, you.

4.

IMPORTANT. The Company does not undertake to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

5.

You shall not be entitled to exercise the Option at any time, whether or not you are then a director of any company, when to do so would contravene the provisions of any code of the Company governing share dealings by directors and employees.

[11]	Include or delete as appropriate

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 6

SECOND UK SUB-PLAN

TO THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are United Kingdom residents)

This Addendum to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply only to Eligible Persons who are residents of the United Kingdom and who are receiving an Award consisting of a Conditional Share Award or Restricted Share Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of England and Wales, the following terms shall apply to all Awards granted to residents of the United Kingdom, until such time as the Board amends this Addendum or the Board otherwise provides.

Scope of the Second UK Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Conditional Share Awards or Restricted Share Awards pursuant to the Plan with the intention of adapting the provisions of the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in the United Kingdom.

1

Scope of the Second UK Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Conditional Share Awards or Restricted Share Awards pursuant to the Plan with the intention of adapting the provisions of the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in the United Kingdom.

2	Definitions.

2.1	Employer Company means the Award Holder’s employer or former employer as applicable;

2.2	ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;

2.3	NICs means National Insurance contributions;

2.4	Taxable Event. Any event or circumstance that gives rise to a liability for the Award Holder to pay income tax and NICs or either of them (or their equivalents in any jurisdiction) in respect of:

(a)	the Award, including any release, exercise, assignment or surrender for consideration or the receipt of any benefit in connection with it;

(b)	any Shares, or other securities or assets:

(i)	earmarked (as defined in Part 7A of ITEPA 2003) or held to satisfy the Award;

(ii)	acquired on Vesting, release or exercise of the Award;

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

(iii)	acquired as a result of holding the Award; or

(iv)	acquired in consideration of the assignment or surrender of the award;

(c)	any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b) above;

(d)	entering into an election under section 430 or 431 of ITEPA 2003; or

(e)

any amount due under PAYE in respect of securities or assets within paragraphs (a) to (d) above, including any failure by the Award Holder to make good such amount within the time limit specified in section 222 of ITEPA 2003.

2.5

Tax Liability means the total of (i) any income tax and primary class 1 (employee) NICs (or their equivalents in any jurisdiction) for which the Employer Company or any member of the Group is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; or (ii) unless the Company on behalf of the Employer Company of the Award Holder directs otherwise, any Employer NICs (or similar liability in any other jurisdiction) that any Employer Company is or may be liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Award Holder;

3	Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the Plan:

3.1	Section 6.2 (b) to be replaced with the words “redundancy within the meaning given to that term by the Employment Rights Act 1996”;

3.2

Section 6.6 to be replaced with the words “For the purposes of Section 6.2, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with the Company or any Subsidiary.”

3.3

Section 15.5 to be replaced with the words “An Award Holder shall provide to the Company (or the Employer Company, as appropriate) as soon as reasonably practicable such information as the Company reasonably requests for the purposes of complying with its obligations under section 897 of TCA 1997 or for the purposes of reporting the Award pursuant to section 431JA ITEPA 2003.”

3.4

Section 18 to be replaced with the words “For the purposes of operating the Plan, the Company will collect and process information relating to Eligible Persons and Award Holders in accordance with the privacy notice which is located on the Circle Intranet.

4	Tax Liabilities and Deductions. In addition to the provisions of Section 13, the following provisions shall also apply to any Award pursuant to this Addendum.

4.1	The Award Holder shall indemnify the Employer Company and each member of the Group in respect of any Tax Liability.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4.2	The Award Certificate shall include the Award Holder’s irrevocable agreement to:

(a)	pay the Tax Liability to the Employer Company; and

(b)	enter into arrangements to the satisfaction of the Company or Employer Company to pay the Tax Liability.

4.3	If an Award Holder does not pay the Tax Liability within seven days of any Taxable Event the Company or Employer Company as appropriate may, in addition to the provisions of Section 13.2 of the Plan:

(a)

if at the time of the Taxable release any Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Award Holder as is necessary to meet the Tax Liability and any costs of sale; or

(b)

deduct the amount of any Tax Liability from any payments of remuneration made to the Award Holder on or after the date on which the Tax Liability arose, except that, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security (Contributions) Regulations 2001 (2001/1004).

The Award Holders obligations to indemnify the Employer Company and each member of the Group shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this provision.

4.4

At the request of the Employer Company the Award Holder must elect, to the extent permitted by law, and using a form approved by HM Revenue and Customs, that the whole or any part of the liability for employer secondary NICs arising as a result of a Taxable Event shall be transferred to the Award Holder.

4.5	The Company on behalf of the Employer Company may:

(a)	on the Date of Grant direct that the Tax Liability shall not include employer secondary NICs; or

(b)

at any time after the Date of Grant, but before a Taxable Event, release the Award Holder from any obligations in respect of employer secondary NICs so that such liability does not form part of the Tax Liability.

4.6

It is a condition that the Award Holder enters into a joint election, under section 431(1) or s431(2) of ITEPA 2003, in respect of the Plan Shares to be acquired, if required to do so by the Company or Employer Company on or before the Vesting of the relevant Award.

5	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 7

BERMUDA ADDENDUM TO

THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are Bermuda residents)

This Addendum to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply only to Eligible Persons who are residents of Bermuda and who are receiving an Award consisting of a Conditional Share Award or Restricted Share Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of Bermuda, the following terms shall apply to all Awards granted to residents of Bermuda, until such time as the Board amends this Addendum or the Board otherwise provides.

6

Scope of the Bermuda Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Conditional Share Awards or Restricted Share Awards pursuant to the Plan with the intention of adapting the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in Bermuda.

7	Definitions.

“Award Tax Liability” means, in relation to an Award Holder, any liability of an Award Holder’s Employer to account to the OTC or any other tax authority for any amount of, or representing, SICs or any equivalent charge in the nature of tax or social security contributions (whether under the laws of Bermuda or otherwise) which may arise on or connection with the award, grant, vesting, exercise or release of, or the acquisition of Shares pursuant to, an Award.

“Employer Company” means the Award Holder’s employer or former employer as applicable.

“OTC” means the Government of Bermuda’s Office of the Tax Commissioner.

“SICs” means, in Bermuda, social insurance contributions or, in any other jurisdiction, social security contributions (or other similar taxes).

8	Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the Plan:

8.1	Section 6.2 (b) to be replaced with the words “redundancy within the meaning given to that term by the Employment Act 2000 of Bermuda”;

8.2

Section 6.6 to be replaced with the words “For the purposes of Section 6.2, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with the Company or any Subsidiary.”

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

8.3

Section 15.5 to be replaced with the words “An Award Holder shall provide to the Company (or the Employer Company, as appropriate) as soon as reasonably practicable such information as the Company reasonably requests for the purposes of complying with its obligations under applicable taxing laws in Bermuda.”

8.4

Section 18 to be replaced with the words “For the purposes of operating the Plan, the Company will collect and process information relating to Eligible Persons and Award Holders in accordance with the privacy notice which is located on the Circle Intranet.

9	Tax Liabilities and Deductions. In addition to the provisions of Section 13, the following provisions shall also apply to any Award pursuant to this Addendum.

9.1	The Award Holder shall indemnify the Employer Company and each member of the Group in respect of any Award Tax Liability.

9.2	The Award Certificate shall include the Award Holder’s irrevocable agreement to:

(a)	pay the Award Tax Liability to the Employer Company; and

(b)	enter into arrangements to the satisfaction of the Company or Employer Company to pay the Award Tax Liability.

9.3

If an Award Holder does not pay the Award Tax Liability within seven days of a written request to do so the Company or Employer Company as appropriate may, in addition to the provisions of Section 13.2 of the Plan:

(a)	retain and sell such number of Shares on behalf of the Award Holder as is necessary to meet the Award Tax Liability and any costs of sale; or

(b)

deduct the amount of any Award Tax Liability from any payments of remuneration made to the Award Holder on or after the date on which the Award Tax Liability arose to the extent permitted by Bermuda law.

The Award Holders obligations to indemnify the Employer Company and each member of the Group shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this provision.

10	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 8

SINGAPORE SUB-PLAN

THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are Singapore residents)

Notwithstanding anything stated to the contrary in the Circle Internet Group, Inc. Share Award Plan (the “Plan”), this Addendum to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply only to Eligible Persons who are residents of Singapore and who are receiving an Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of Singapore, the following terms shall apply to all Awards granted to residents of Singapore, until such time as the Board amends this Addendum or the Board otherwise provides.

1

Scope of the Singapore Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Options or Conditional Share Awards pursuant to the Plan with the intention of adapting the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in Singapore.

2	Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the Plan:

2.1	The following to be included as Section 4.4 after Section 4.3:

“The Singapore Sub-Plan adopted by the Board under Section 13.4 and attached at Schedule 8 to this Plan sets out additional conditions/rules/procedures that apply to grants of Options and Conditional Share Awards to Singapore employees pursuant to the Singapore Sub-Plan.”

2.2	Section 6.2(b) to be replaced with the words “being retrenched within the meaning given to the term “retrench” by the Employment (Retrenchment Reporting) Notification 2019”;

2.3

Section 6.6 to be replaced with the words “For the purposes of Section 6.2, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with the Company or any Subsidiary or, being a female employee entitled to absent herself from work by reason of pregnancy or confinement under the Employment Act 1968 and Child Development Co-Savings Act 2001, her employment is terminated (whether by resignation, dismissal or upon the completion of her contract of service or in any other way), provided that such termination is not in breach of the Employment Act 1968 and Child Development Co-Savings Act 2001.”

3

Compliance with Applicable Laws. Notwithstanding anything stated to the contrary in the Plan, the Company shall be under no obligation to effect the registration or effect similar compliance with respect to any Awards, Shares or Plan Shares if such registration or compliance would not be in compliance with applicable laws, including without limitation applicable securities laws. The Company may, in its sole discretion, defer the effectiveness of an exercise, or delay the exercisability, of an Award or the issuance or transfer of any Shares or Plan Shares to ensure compliance with applicable laws, including without limitation applicable securities laws and any exemptions therefrom on which the Company may be relying.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 9

CANADA SUB-PLAN

TO THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are Canada residents)

Notwithstanding anything stated to the contrary in the Circle Internet Group, Inc. Share Award Plan (the “Plan”), as amended from time to time, this Addendum to the Plan shall apply only to Eligible Persons who are residents of Canada and who are receiving an Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of Canada, the following terms shall apply to all Awards granted to residents of Canada, until such time as the Board amends this Addendum or the Board otherwise provides.

1

Scope of the Canada Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Options or Conditional Share Awards pursuant to the Plan with the intention of adapting the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in Canada.

5	Definition.

“Cause” means, for the purposes of an Eligible Person’s rights and entitlements under the Plan and this Addendum, and not for any other purpose or entitlement, any act(s) or omission(s) that constitute just cause for termination at common law.

“Termination Date” means:

(i)

in the case of an Eligible Person who is an employee, the date on which the employee ceases to be an employee with the Company or any Subsidiary for any reason, whether lawful or otherwise (including, without limitation, by reason of resignation, Agreed Retirement, death, frustration of contract, termination for Cause, termination without Cause, disability or constructive dismissal), without giving effect to any pay in lieu of notice (paid by way of lump sum or salary continuance), severance pay, benefits continuance, or other termination related payments or benefits to which an employee may be entitled pursuant to contract, the common law or otherwise (except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation). For greater certainty, an employee shall not cease to be employed with the Company or any Subsidiary during a period of vacation, temporary illness, maternity or parental leave, or any other authorized leave of absence; or

(ii)	in the case of an Eligible Person who is a director, the date on which the director ceases to hold office; or

(iii)

in the case of an Eligible Person who is a consultant, the date that is designated by the Company or any Subsidiary or by the consultant as the case may be, in a written notice of termination as the date on which the Eligible Person’s consulting agreement or arrangement is terminated for any reason.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

2	Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the Plan:

2.1	The following shall be included as Section 4.5 after Section 4.4:

“The Canada Sub-Plan adopted by the Board under Section 13.4 and attached at Schedule 9 to this Plan sets out additional conditions/rules/procedures that apply to grants of Options and Conditional Share Awards to Eligible Persons resident in Canada pursuant to the Canada Sub-Plan.”

2.2	Section 2.4(c) shall be deleted in its entirety and the following substituted therefor:

“the Option Price, where the Award is an Option, provided that the Option Price shall not be less than the minimum set out in section 2.5”.

2.3	Section 2.4(f) shall be deleted in its entirety.

2.4	Section 2.4(g) shall be renumbered Section 2.4(f), Section 2.4(h) shall be renumbered Section 2.4(g) and Section 2.4(h) shall be renumbered Section 2.4(i).

2.5	Section 2.5 shall be deleted in its entirety and the following substituted therefor:

“In case of an Option, the Option Price shall be determined by the Board in its absolute discretion provided that the Option Price shall not be less than (a) the nominal value of a Plan Share and (b) the Market Value of a Plan Share on the Date of Grant of such Option.”

2.6	In Section 5.1(a) a second sentence shall be added as follows:

“If an Award can be settled in Plan Shares or cash or a combination thereof, the settlement shall occur before December 31 of the third year following the year to which the grant of the Award relates.”

2.7	Section 6.2(b) shall be deleted in its entirety and the following substituted therefor:

“(i) in case of an employee, the termination of employment for a reason other than for Cause or resignation”.

2.8	Section 6.3 shall be deleted in its entirety and the following substituted therefor:

“If an Award Holder ceases to be employed with the Group due to termination of employment for Cause the Award Holder’s Awards shall lapse immediately and the Board shall not be entitled to exercise any discretion to the contrary.”

2.9	A new Section 6.5 shall be inserted as follows:

“6.5 Failure to Vest

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

Notwithstanding any other provision in Section 6 of this Plan, except as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, all Awards that are not Vested and do not become Vested on the Award Holder’s Termination Date shall be immediately forfeited. The Award Holder shall have no further entitlement to Options or Conditional Share Awards and no right to receive Plan Shares or a cash payment, as compensation, damages or otherwise, following the Termination Date. For certainty, the Award Holder waives any claim to damages with respect to any Options or Conditional Share Awards that do not become Vested or are forfeited hereunder, whether related or attributable to any contractual or common law termination entitlements or otherwise.”

2.10

The current Section 6.5 shall be renumbered Section 6.6, the current Section 6.6 shall be renumbered 6.7, the current Section 6.7 shall be renumbered Section 6.8, and the current Section 6.8 shall be renumbered Section 6.9.

2.11	Section 6.6 (now Section 6.7 pursuant to Section 3.10 above) shall be deleted in its entirety and the following substituted therefor:

“For the purposes of the Plan, an Award Holder ceases to be a director of a company in the Group or ceases to be an employee or consultant by the Group on the Termination Date.”

2.12	In Section 8.3(c) a second sentence shall be added as follows:

“For greater certainty, the aggregate “in-the-money” value, immediately after the exchange, of the New Award issued to the Award Holder shall not exceed the aggregate “in-the-money” value, immediately before the exchange, of such Award Holder’s Award exchanged, such that the exchange is made pursuant to (and qualify under) the provisions of subsection 7(1.4) of the Income Tax Act (Canada) and its provincial equivalent.”

3	French translations. Any document to be provided under the terms of the Plan to an Eligible Person who is resident in the province of Québec shall be translated into French.

4	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

5

Minimum Standards. The Plan and this Addendum are in all cases subject to the minimum requirement of applicable employment or labour standards legislation. In no case, will an employee receive less than his or her minimum statutory entitlements under such legislation.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 10

CIRCLE INTERNET GROUP, INC.

SHARE AWARD PLAN (the “PLAN”)

IRELAND – IRISH SUPPLEMENT

(Current as at June 10, 2024)

Capitalized terms not explicitly defined in this Irish Supplement but defined in the Plan shall have the same definitions as in the Plan, unless the context otherwise requires.

1	Purpose and eligibility

The purpose of this supplement to the Plan (the “Irish Supplement”) is to enable the Board (as defined in the Plan) to grant Awards, including any Conditional Share Award, any Option or Restricted Share Award, or any combination of the foregoing (the “Award” or “Awards”), to Eligible Persons (as defined in the Plan) who are based in Ireland. The Irish Supplement should be read and construed as one document with the Plan. Awards (which in the case of Options will be unapproved for Irish tax purposes) may only be granted under the Irish Supplement to Eligible Persons. Any person to whom an Award or Share has been granted under the Irish Supplement is an Award Holder for the purposes of the Plan.

The tax and social security consequences of participating in the Plan are based on complex tax and social security laws, which may be subject to varying interpretations, and the application of such laws may depend, in large part, on the surrounding facts and circumstances. Therefore, we recommend that the Award Holder consults with their own tax advisor regularly to determine the consequences of taking or not taking any action concerning their participation in the Plan and to determine how the tax, social security or other laws in Ireland (or elsewhere) apply to their specific situation.

2	Terms

Awards granted pursuant to the Plan shall be governed by the terms of the Plan, subject to any such amendments set out herein and as are necessary to give effect to Section 1 of the Irish Supplement, and by the terms of the award certificate executed by the Company. To the extent that there is a conflict between the rules of the Plan and the Irish Supplement or the award certificate and the Irish Supplement, the provisions of the Irish Supplement shall prevail.

3	Taxes

The references in the Plan and / or the supporting documents to “tax” or “taxes” includes any and all taxes, charges, levies and contributions in Ireland or elsewhere, to include, in particular, Universal Social Charge (USC) and Pay Related Social Insurance (PRSI) (“Taxes”).

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4	Tax indemnity

4.1

The Award Holder shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in, Awards or Shares issued pursuant to an Award. Neither the Company nor any Subsidiary shall become liable for any Taxes, as a result of the Award Holder’s participation in the Plan. In respect of such assessable income, the Award Holder shall indemnify the Company and (at the direction of the Company) any Subsidiary, which is or may be treated as the employer of the Award Holder in respect of the Taxes (the “Tax Liabilities”).

4.2

Pursuant to the indemnity referred to in Section 4.1, where necessary, the Award Holder shall make such arrangements as the Company or any Subsidiary requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a)

making a cash payment of an appropriate amount to the relevant company in the Company’s group whether by cheque, banker’s draft or deduction from salary in time to enable the relevant company to remit an appropriate amount of Taxes to the Irish Revenue Commissioners in accordance with its statutory requirements or as otherwise required by the Company; or

(b)

appointing the Company as agent and / or attorney for the sale of sufficient Shares acquired pursuant to the grant, exercise, purchase or vesting of, or other dealing in, Awards or Shares issued pursuant to an Award to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares.

5	Employment rights

5.1

The Award Holder acknowledges that his or her participation in the Plan shall be subject at all times to the rules of the Plan as may be amended from time to time (including, but not limited to, any clawback provisions).

5.2

The Plan is entirely discretionary and may be administered by the Board (as defined under the Plan). Subject to section 16 of the Plan, the Plan may be amended, suspended or terminated by the Board (as defined in the Plan) at any time and for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards. All determinations with respect to future grants will be at the discretion of the Board (as defined under the Plan).

6	Data Protection

6.1.1

The Company will collect, use, disclose, transfer and otherwise process in electronic or other form, any personal data (the “Data”) regarding the Award Holder’s employment, the nature of the Award Holder’s salary and benefits and the details of the Award Holder’s participation in the Plan (including but not limited to) the Award Holder’s home address, telephone number, date of birth, personal public service number, job title, entitlements under an Award, and number of Plan Shares, which were granted, exercised, purchased, vested or dealt with under an Award, or issued pursuant to an Award, to the extent required for the purposes of implementing, administering and managing the Award Holder’s participation in the Plan.

6.1.2

In connection with such purposes, the Company may obtain the data from the Award Holder’s employer and may disclose and transfer the Data to any of its Subsidiaries and to any carefully selected third party involved with the implementation, administration and management of the Plan, including relevant tax authorities and any requisite transfer to any broker through whom Plan Shares are to be sold on behalf of an Award Holder, any investor in the Company and/or its Subsidiary, any third party administrator of the Plan or other third party assisting with the grant, exercise, purchase or vesting of, or dealing with Awards or Plan Shares issued pursuant to an Award, or with whom the Plan Shares may be deposited. The transfer of Data to such third parties is necessary to facilitate the Award Holder’s participation in the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6.1.3

Some recipients of Data may be located in countries outside the European Economic Area and that those countries may have data protection laws which do not provide the same level of protection as those in Ireland and other European Union countries. However, in the case of transfer to such non-European Economic Area countries, the Company will ensure that appropriate transfer mechanisms are put in place and shall ensure that the Data is transferred lawfully and in accordance with applicable data protection laws. For further details relating to the Company’s data transfers, please contact the Company Group’s Data Protection Officer.

6.1.4	Additional information regarding the Company Group’s data protection practices are set out in the Company Group’s data protection policy, which is available on the Company’s intranet.

Adopted by the Board on

July 1st, 2024

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 11

HONG KONG ADDENDUM TO

THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are Hong Kong residents)

Notwithstanding anything stated to the contrary in the Circle Internet Group, Inc. Share Award Plan (“Plan”), this Addendum to the Plan shall apply only to Eligible Persons who ordinarily reside in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and who are receiving an Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of Hong Kong, the following terms shall apply to all Awards granted to Eligible Persons who ordinarily reside in Hong Kong, until such time as the Board amends this Addendum or the Board otherwise provides.

1.

Scope of the Hong Kong Sub-Plan. This Addendum shall only apply to the grant of Awards in the form of Options, Conditional Share Awards or Restricted Share Awards pursuant to the Plan with the intention of adapting the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in Hong Kong.

2.	Definitions.

2.1	“Employer Company” means the Award Holder’s employer or former employer within the Group in Hong Kong as applicable.

2.2	“Wages” shall have the meanings ascribed thereto in the Employment Ordinance (Cap. 57, Laws of Hong Kong).

Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the sections of the Plan:

3.1	The following shall be included as Section 2.4(j) after Section 2.4 (i):

“The following statement: “Warning – The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the contents herein. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.” In the case of an Award to Hong Kong employees.”

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

3.2	The following shall be included as Section 4.8 after Section 4.7:

“The Sub Plan adopted by the Board under Section 13.4 and attached at Schedule 11 to this Plan sets out additional conditions/rules/procedures that apply to Awards granted to Eligible Persons who are ordinary residents of Hong Kong.”

3.3	Section 6.2(b) shall be deleted in its entirety and be replaced with the following words:

“redundancy within the meaning of the Employment Ordinance (Cap. 57, Laws of Hong Kong) if the Award Holder were employed in Hong Kong;”

3.4	Section 6.6 shall be deleted in its entirety and be replaced with the following words:

“For the purpose of Section 6.2 and for the avoidance of doubt, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with any company within the Group or, being a female employee entitled to absent herself from work by reason of maternity leave under the Employment Ordinance (Cap. 57, Laws of Hong Kong).”

3.5	The following shall be included as Section 10(f) after Section 10(e):

“the date on which the Board reasonably determines that the Award Holder has engaged in a serious misconduct and/or involved in gross negligence.”

3.6	Section 15.5 shall be deleted in its entirety and be replaced with the following words:

“An Award Holder shall provide to the Company and/or the Employer Company as soon as reasonably practicable such information as the Company and/or Employer Company may reasonably request for the purposes of complying with their respective obligations under the applicable taxing laws in relevant jurisdiction, including Hong Kong, that may arise from or pertain to the Plan.”

4.

No Deduction from Wages. Award Holder shall not elect, request or otherwise procure the Company and/or Employer Company to satisfy on his behalf any required monetary consideration of the Shares in the exercise of an Award, where applicable, by way of deduction from or offset by the Wages of the Award Holder. Section 13.1 is deleted in its entirety.

5.

Taxes. Any references made to “tax” or “taxes” in the Plan and/or the supporting documents shall include any and all taxes, charges, levies and contributions in Hong Kong, in particular those charged by the Hong Kong Inland Revenue Department (“HKIRD”).

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

6.	Tax Indemnity.

6.1

The Award Holder shall be solely accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, exercise, purchase, or vesting of, or other dealing in any Award. The Company, its subsidiaries, and Employer Company shall not be liable for any Taxes, as a result of the Award Holder’s participation in the Plan. In respect of such assessable income, the Award Holder shall indemnify the Company, its subsidiaries, and/or Employer Company (at the direction of the Company), which is or may be treated as the employer of the Award Holder in respect of the Taxes (“Tax Liabilities”).

6.2

Pursuant to the indemnity referred to in Section 6.1, where necessary, the Award Holder shall make such arrangements as the Company, its subsidiaries, and/or Employer Company may from time to time require to meet the cost of the Tax Liabilities, including any of the following:-

(i)

Making a cash payment of an appropriate amount to the relevant company in the Group whether by cheque, banker’s draft or deduction from salary in time to enable the relevant company to remit an appropriate amount of Taxes to the HKIRD in accordance with its statutory requirements or as otherwise required by the Company; or

(ii)

Appointing the Company as agent for the sale of sufficient Shares acquired pursuant to the grant, exercise, purchase or vesting of, or other dealing in, Awards or Shares issued pursuant to an Award to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares.

7.

Rights of Company The Plan is entirely discretionary and may be administered by the Board. Subject to Section 16 of the Plan, the Plan may be, at any time, amended, suspended or terminated by the Board for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards. All determinations with respect to future grants will be subject to the discretion of the Board.

8.

Limitation of Claim. In the event of a successful listing on a stock exchange (anywhere) by the Company to the extent which the Company becomes subject to any applicable listing rules, regulations and laws that the Company would not be obliged to observe but for such listing, the Award Holder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise the Award, or acquire or retain the Plan Shares or any interest in the Plan Shares in consequence of the Award and/or the Plan Share being void, invalidated, revoked or cancelled due to the Company’s failure or omission to observe such listing rules, regulations and laws.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

9.	Data Protection Rights.

The Award Holder understands and consents to the Company’s collection, use, disclosure, transferring and processing in electronic or other form, his personal data (as defined in the Personal Data (Privacy) Ordinance (Cap. 486) (“PDPO”)) (“Personal Data”), in relation to his employment, the details of his participation in the Plan (include but without limitation, correspondence address, telephone number, date of birth, salary, bonus, performance, appraisals, entitlements under an Award, number of Shares granted, exercised, purchased, vested or dealt with under an Award) to the extent necessary for the purposes of implementing, administering and managing the Award Holder’s participation in the Plan.

8.2

For the purposes stated under Section 9.1, the Award Holder understands and agrees that his Personal Data could be disclosed to, transferred to and processed by the Company and any company under the Group, professional advisors of the Company, any third party involved in providing services on the implementation, administration and management of the Plan, the HKIRD or other government or regulatory authorities, and any investors of the Company or the Group.

8.3

For the purposes of implementing, administering and managing the Award Holder’s participation in the Plan, the Company may transfer his Personal Data outside Hong Kong, where there may not be in place data protection laws which are substantially similar to, or serve the same purposes as, the PDPO. The Award Holder understands that his Personal Data (if transferred out of Hong Kong) may not be protected to the same or similar level in Hong Kong. Notwithstanding the foregoing, the Company will ensure, to a reasonable extent, that appropriate transfer mechanisms are put in place and that the Personal Data is transferred in accordance with the applicable data protection laws.

10.

Rights of Third Parties. No provision under this Plan should be enforced by any third party who is not a party to this Plan pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (“CRTPO”) and agree that this Plan shall be excluded from the application of the CRTPO.

11.	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

SCHEDULE 12

JAPAN SUB-PLAN

THE CIRCLE INTERNET GROUP, INC. SHARE AWARD PLAN

(For Awards made to Eligible Persons who are Japan residents)

Notwithstanding anything stated to the contrary in the Circle Internet Group, Inc. Share Award Plan (the “Plan”), this Addendum to the Circle Internet Group, Inc. Share Award Plan (the “Plan”) shall apply only to Eligible Persons who are residents of Japan and who are receiving an Award under the Plan. This Addendum has been approved by the Board as a “Sub Plan” under Section 13.4 of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by the laws of Japan, the following terms shall apply to all Awards granted to residents of Japan, until such time as the Board amends this Addendum or the Board otherwise provides.

1

Scope of the Japan Sub-Plan. This Addendum shall only apply to the grant of Awards pursuant to the Plan with the intention of adapting the Plan to the extent necessary to comply with or better adhere to the legal and compliance requirements which apply in Japan.

2

Tax Notice. The tax and employee insurance consequences of participating in the Plan are based on complex tax and applicable laws, which may be subject to varying interpretations. Therefore, we recommend that the Award Holder consults with their own tax advisor regularly to determine the consequences of taking or not taking any action concerning their participation in the Plan and to determine how the tax or other laws in Japan (or elsewhere) apply to their specific situation.

3	Amendments to the Plan. For the purposes of this Schedule, the following adaptations shall be made to the Plan:

3.1	The following to be included as Section 4.8 after Section 4.7:

3.2

“The Japan Sub-Plan adopted by the Board under Section 13.4 and attached at Schedule 11 to this Plan sets out additional conditions/rules/procedures that apply to grants of Awards to Japan employees pursuant to the Japan Sub-Plan.”

3.3	Section 6.2(b) to be replaced with the words “being unilaterally terminated due to restructuring or redundancy as per Labor Standards Act of Japan.”.

3.4

Section 6.6 to be replaced with the words “For the purposes of Section 6.2, an Award Holder shall not be treated as ceasing to be employed by the Group until he no longer holds any consultancy, office or employment in or with the Company or any Subsidiary. For the avoidance of doubt, Award Holder who is retired at the retirement age and rehired as a contract employee after the retirement age is considered to continue the employment.”

3.5

In Section 20, the second sentence shall be added as below. “The Courts of the State of Delaware shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the plan and the Japan Sub Plan. By accepting the grant of an Option and not renouncing it, an Option Holder is deemed to have agreed to submit to such jurisdiction.”

CONFIDENTIAL TREATMENT REQUESTED BY CIRCLE INTERNET GROUP, INC. PURSUANT TO 17 C.F.R. § 200.83

4	Amendment. This Addendum shall be deemed to be part of the Plan and the Board shall have the authority to amend this Addendum in accordance with Section 16 of the Plan.